                                                                   Exhibit 10.12


            SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
            -------------------------------------------------------


     THIS SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT is made as of the 27 of August, 1997, by and between CORESTATES BANK, N.A (formerly Meridian
Bank) ("Bank"), and IBAH, Inc., a Delaware corporation ("IBAH") and The Hardardt Group, Inc. ("Hardardt", together with IBAH is referred to herein as "Debtor").

                              W I T N E S E T H:
                              - - - - - - - - -


     WHEREAS, on December 31, 1996, Bank and Debtor entered into an Amended
Loan and Security Agreement (the "Agreement") providing for (i) a revolving line of credit loan in a maximum principal amount of $5,000,000.00 and (ii) an amended and restated non-revolving equipment loan (the "Non-Revolving Equipment Loan") in the original principal amount of $2,500,000.00; and

     WHEREAS, the parties wish to further amend and restate the Agreement in full, including the addition of three new term loans as defined herein (collectively, the "Term Loans").

     NOW, THEREFORE, in consideration of the benefits, conditions and covenants contained or referred to herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, and INTENDING TO BE LEGALLY BOUND HEREBY, the parties agree as follows:

                            ARTICLE 1 - DEFINITIONS

     1.01  Certain Defined Terms:  As used in this Agreement, the following
           ---------------------
terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

           "Accounts", "Chattel Paper", "Documents", "Equipment", "General
            --------    -------------    ---------    ---------    -------
Intangibles", "Goods", "Instruments", "Inventory" and "Money" have the same
               -----    -----------    ---------       -----
respective meanings as are given to those terms in the Pennsylvania Uniform Commercial Code. "Accounts" shall include "contracts" and "contract rights" without respect to the definition of the latter terms under applicable laws, and shall also include any rights to receive payment which may also be evidenced by Instruments, Documents or Chattel Paper.

           "Advance" shall include any sums advanced by Bank or credited by
            -------
Bank to the account of Debtor, or for the account of Debtor to third parties, including without limitation, advances of principal or to pay interest or fees, or the incurring of expenses reimbursable by Debtor.

           "Affiliate" includes any corporation, partnership, association, joint
            ----------
venture, company, trust, individual or entity, which now or hereafter at any time controls, is controlled by, or is under common control with, Debtor, and each shareholder, officer and director of Debtor.

           "Availability"  shall mean, as to the Revolving Line of Credit Loan,
            ------------
an amount, varying from time to time, equal to the result of (1) $5,000,000 less all amounts due Bank by Debtor under the Non-Revolving Equipment Loan minus (2)
                                                                      -----
the sum of all Line of Credit Advances outstanding and unpaid, minus  (3) the
                                                               -----
sum of all amounts committed under the Subline provided for in Section 2.07 hereof

           "Bio-Pharm GmbH" means Euro Bio-Pharm Clinical Services GmbH, a
            --------------
corporation organized under the laws of Germany and a Subsidiary of Debtor, of which Debtor owns, through a subsidiary of Debtor, one hundred percent (100%) of the ownership interests.

           "Bio-Pharm GmbH Note" means a revolving line of credit note, dated
            -------------------
December 31, 1996, in the amount of Seven Million Dollars ($7,000,000.00) made by Bio-Pharm GmbH in favor of Debtor.

           "Capital Lease" means any lease of property (real, personal or mixed)
            -------------
which, in accordance with GAAP, should be capitalized on the lessee's balance sheet or for which the amount of the asset and liability thereunder as if so capitalized should be disclosed in a note to such balance sheet.

           "Chief Executive Office" shall have the meaning ascribed to it under
            ----------------------
the Pennsylvania Uniform Commercial Code, 13 Pa. C.S. Section 9103(c)(4).

           "Code" means the Internal Revenue Code of 1986, as the same may be
            ----
amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

           "Collateral" shall mean all real and personal property in which
            ----------
Debtor grants Bank a lien or security interest to secure the Obligations, pursuant to this Agreement or any security agreement or other undertaking or instrument related to the Loans or this Agreement.

           "Collateral Assignment and Security Agreements" means each of the
            ---------------------------------------------
two (2) Collateral Assignment and Security Agreements to be executed by and between Debtor and Bank, pursuant to which Debtor shall assign its rights in and to each of the Euro Bio-Pharm GmbH Note and the Euro Bio-Pharm, Ltd. Note.

           "Controlled Group Member" means each trade or business (whether or
            -----------------------
not incorporated) which together with the Debtor is treated as a single employer under Section 4001(b)(1) of ERISA or Sections 414(b) or 414(c) of the Code.

           "Credit" or "Credits" shall mean an irrevocable commercial or standby
            ------      -------
letter of credit or letters of credit to be issued by Bank, as provided in
Section 2.07 hereof, for the account of Debtor.

           "Default Rate" means two percent (2.0%) (200 basis points) per annum
            ------------
in excess of the Loan Rate (calculated without references to any maximum or minimum limitations on the Loan Rate) which would otherwise be in effect from time to time for each Loan, but not in excess of the amount permitted under applicable law. Each time the Loan Rate would change, the Default Rate shall change contemporaneously without further notice to the Debtor. The Default Rate shall also be payable upon any money judgment entered against the Debtor with respect to any of the Loans, from and after the date of entry of the judgment until satisfied in full.

           "Designated Officer"  means any person holding the office of
            ------------------
President, Chief Financial Officer, Chief Operating Officer or Controller for Debtor, or any officer of Debtor designated in writing by any one or more of them. Debtor hereby authorizes any Designated Officer of Debtor to act on behalf of Debtor.

           "Effective Date" means, as to the Revolving Line of Credit Loan,
            --------------
December 31, 1996, as to the Non-Revolving Equipment Loan, July 8, 1994 and as to the Term Loans, the later of the date on which this Agreement is signed or the date this Agreement becomes effective after satisfaction of the conditions set forth in Article 5 hereof. Unless otherwise agreed, the date of Bank's first Advance shall be deemed the Effective Date.

           "Environmental Laws" mean any Law relating to product safety,
            ------------------
occupational and health or safety, environmental protection or hazardous waste or toxic substances management, handling or disposal, including, without limitation, any restrictions, specifications or requirements pertaining to products Debtor manufactures, processes or sells or pertaining to the services it performs, the conduct of business and the use, maintenance or operation of the real and personal properties owned or possessed by it.

           "ERISA" means the Employee Retirement Income Security Act of 1974, as
            -----
amended, and the regulations thereunder as in effect from time to time.

           "Euro Bio-Pharm, Ltd." means Euro Bio-Pharm, Ltd., a corporation
            --------------------
organized under the laws of the United Kingdom and a wholly-owned Subsidiary of Debtor.

           "Euro Bio-Pharm, Ltd. Note" means a revolving line of credit note
            -------------------------
dated December 31, 1996, in the amount of Seven Million Dollars ($7,000,000.00) made by Euro Bio-Pharm, Ltd. in favor of Debtor.

           "Event of Default" means an event specified in Section 10 hereof
            ----------------
following any required notice and/or expiration of any applicable grace or cure period.

           "GAAP" shall mean generally accepted accounting principles as in
            ----
effect from time to time consistently applied from period to period throughout the term of this Agreement, both as to classification of items and amounts. Opinions of the Financial Accounting Standards Board, or its predecessors or successors, shall presumptively evidence generally accepted accounting principles.

           "Hazardous Materials" means (i) friable asbestos or asbestos-
            -------------------
containing material, (ii) transformers or other equipment with contain dialectic fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million, (ii) any flammable explosives, radioactive materials, hazardous material, hazardous waste, hazardous or toxic substances or related materials,
(iv) any petroleum or petroleum byproducts, (v) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Environmental Law, or similar substances now or hereafter subject to environmental or occupational safety regulation.

           "Indebtedness" means, as the context shall require, all items of
            ------------
indebtedness, obligation or liability, whether matured or unmatured, liquidated or unliquidated, direct or contingent, joint or several, including, but without limitation:

               (1) All indebtedness guaranteed, directly or indirectly, in any manner, or endorsed (other than for collection or deposit in the ordinary course of business) or discounted with recourse;

               (2) All indebtedness in effect guaranteed, directly or indirectly, through agreements, contingent or otherwise: (i) to purchase such indebtedness; or (ii) to purchase, sell or lease (as lessee or lessor) property, products, materials or supplies or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such indebtedness or to assure the owner of the indebtedness against loss; or (iii) to supply funds to or in any manner invest in Debtor;

               (3) All indebtedness secured by (or for which the holder of such indebtedness has a right, contingent or otherwise, to be secured by) any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance upon property owned or acquired subject thereto, whether or not the liabilities secured thereby have been assumed (if Indebtedness is not assumed, the liability is limited to the fair market value of the assets pledged; and

               (4) All indebtedness incurred as the lessee of goods or services under Capital Leases or operating leases.

           "International Facilities Agreement" means the agreement
            ----------------------------------
substantially in the form of Exhibit A attached hereto which may be entered into
                             ---------
between Debtor and Bank, in the event that Debtor desires to open one or more Credits or enter into foreign exchange contracts pursuant to the Subline provided for in Section 2.07 hereof.

           "Laws" means all ordinances, statutes, rules, regulations, orders,
            ----
injunctions, writs or decrees of any government or political subdivision or agency thereof, or any court or similar entity.

           "Letter of Credit" means the Credit or Credits.
            ----------------

           "Letter of Credit Documents" means the documents between Bank and
            --------------------------
Debtor relating to a Letter of Credit, including without limitation, the International Facilities Agreement attached hereto as Exhibit A and evidencing,
                                                      ---------
inter alia, the agreement of Bank to issue such Letter of Credit and Debtor's
----------
reimbursement obligation with respect thereto, all of which Letter of Credit Documents shall be in form and substance satisfactory to Bank.

           "Lien" means any lien or encumbrance and includes, without
            ----
limitation, all mortgages, security interests, liens, chattel mortgages, capital leases, trusts, charges, pledges, claims or other interests in property, legal or equitable, whether consensual or nonconsensual, fixed, or contingent, choate or inchoate, and whether given or implied by statute or common law or by agreement or grant.

           "Loans" means the Revolving Line of Credit Loan, the Non-Revolving
            -----
Equipment Loan, the Term Loans, and the Advances made pursuant thereto.

           "Loan Account" means the account or accounts on the books of Bank
            ------------
in which Bank may record Loans, Advances, payments made on the Loans, and other appropriate debits and credits as provided by this Agreement.

           "Loan Documents" means, individually and collectively, this
            --------------
Agreement, the Notes, the Pledge Agreements, the Collateral Assignment and Security Agreements and all other existing and future agreements, instruments, documents, assignments, guaranties and undertakings (including amendments to any of the foregoing) delivered by the Debtor or any other person or entity in connection with any of the Loans.

           "Loan Rate" shall mean (1) for the Revolving Line of Credit Loan and
            ---------
the Non-Revolving Equipment Loan, the rates as specified in Articles 2 or 3, per annum in excess of the Prime Rate in effect from time to time. Each time the Prime Rate changes the Loan Rate shall change automatically and contemporaneously without further notice to Debtor; and (2) for the Term Loans, the rates for the respective Term Loans as specified in Article 4.

           "Locations" means any one or more of the places defined as such in
            ---------
Section 9.03(q).

           "Maturity Date"  shall mean, for each Loan, the earliest of (i) the
            -------------
maturity dates for the respective Loans as specified in Articles 2, 3 or 4, or elsewhere herein or in any Note, or (ii) the date of acceleration of such Loan upon an Event of Default.

           "Non-Revolving Equipment Loan" means the Non-Revolving Equipment Loan
            ----------------------------
provided for in Article 3 hereof.

           "Non-Revolving Equipment Note" means the Non-Revolving Equipment Note
            ----------------------------
dated July 8, 1994 in the face amount of Two Million Five Hundred Thousand Dollars ($2,500,000.00), as amended and restated in full by that certain Amended and Restated Non-Revolving Equipment Note dated as of December 31, 1996.

           "Notes" means the Revolving Line of Credit Note, the Non-Revolving
            -----
Equipment Note and the Term Loan Notes.

           "Obligations" means the obligations (whether contingent or fixed, or
            -----------
otherwise) of Debtor:

               (1) To pay the principal of and interest on and other fees, charges and expenses accruing with respect to the Advances, the Loans or any of the Loan Documents, and to satisfy all other Indebtedness to Bank, whether hereunder or otherwise, whether now existing or hereafter incurred, including any extensions, modifications, renewals thereof and substitutions therefor;

               (2) To repay to Bank all amounts advanced by Bank in connection herewith, to any person or entity whatever, including without limitation interest, fees or other charges or expenses, payments to prior secured parties, mortgagees, or lienors, or for taxes, levies, insurance, rent, repairs to or maintenance of any of the Collateral; and

               (3) To reimburse Bank, on demand, for all of Bank's expenses and costs, before or after closing hereon, including the reasonable fees and expenses of its counsel, in connection with the preparation, administration, amendment, modification, or enforcement of this Agreement and the documents required hereunder, including, without limitation, prosecution or defense of any proceeding brought, contemplated or threatened with respect to the obligations referred to in the foregoing paragraphs (1) and (2) or any of the transactions relating thereto.

           "Patents" means any patents, all applications, registrations and
            -------
recordings related to such patents in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof, any political subdivision thereof or in any other countries and all reissues, continuations-in-part, extensions and renewals and licenses thereof.

           "Permitted Liens" means:
            ---------------

               (1) Liens for taxes, assessments, or similar charges incurred in the ordinary course of business that are not yet due and payable;

               (2) Pledges or segregated deposits made in the ordinary course of business to secure payment of workmen's compensation, or to participate in any fund in connection with workmen's compensation, unemployment insurance, old-age pension or other social security programs;

               (3)  Liens in favor of Bank;

               (4) Purchase money security interests and Capital Leases for acquisition of equipment or vehicles in the ordinary course of business but only if the equipment or vehicle in question is not financed in part with monies loaned hereunder and is trade fixtures or is not affixed to the realty;

               (5) The following, if incurred in the ordinary course of business and the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings, to the extent (i) levy and execution thereon have been stayed and continue to be stayed, (ii) adequate reserves are set aside therefor, (iii) they do not, singly or in the aggregate, materially detract from the value of any material property of Debtor or materially impair the operation of its business and (iv) they do not exceed the respective amounts (if any) defining Events of Default provided in Section 10.01:

                    (a)  Claims or liens for taxes or assessments,

                    (b) Claims or liens of mechanics, materialmen, warehousemen, carriers or other like liens, and

                    (c)  Adverse judgments; and

               (6) Any Lien existing on the date of this Agreement and described on Exhibit B hereof.
             ---------

           "Person" means, any individual, corporation, partnership,
            ------
association, joint-stock company, trust, incorporated organization, joint venture, court or government or political subdivision or agency thereof.

           "Pharmaceutics" means Bio-Pharm Pharmaceutics Services, Inc., a
            -------------
Delaware corporation and wholly owned Subsidiary of Debtor.

           "Plan" means any employee pension benefit plan, as such term is
            ----
defined in Section 3(2) of ERISA to which Section 4021(a) of ERISA applies and
(i) which is maintained for employees of Debtor or any Controlled Group Member with respect to the Debtor, or (ii) to which Debtor or Controlled Group Member with respect to the Debtor made, or was required to make, contributions at any time within the preceding five (5) years. "Multiemployer Plan" means any Plan
                                           ------------------
which is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA.

           "Pledge Agreements" means (i) the Pledge Agreement to be executed and
            -----------------
delivered by Debtor to Bank, pledging certain stock and ownership interests of Debtor in Affinity, EuroBioPharm and EPIC, Ltd., including all schedules and exhibits thereto, and (ii) the Pledge Agreement to be executed by and between Debtor and Bank, pledging certain ownership interests of Debtor in BioPharm GmbH, and authenticated by a German Notar.

           "Potential Default" means an event, circumstance, act, omission or
            -----------------
state of affairs which would (with the passing of time or of any grace period, or the giving of notice by the Bank or any third party, or any combination of the foregoing) become an Event of Default.

           "Prime Rate" means the floating annual rate of interest that is
            ----------
designed from time to time by the Bank as the "Prime Rate." The Prime Rate is a pricing index, and is not and should not be considered to represent the lowest or the best interest rate available to a borrower at any given time. If the Prime Rate is discontinued or no longer quoted, Bank shall have the right to substitute a new method in determining a comparable rate, and such method shall constitute the Prime Rate hereunder.

           "Profit" means, at any time, net income as reported on any financial
            ------
statements of Debtor prepared in accordance with GAAP, by Arthur Andersen & Co. or any other public accounting firm with a national reputation.

           "Rate"  shall mean the Loan Rate or the Default Rate, as the case
            ----
may be, applicable hereunder to any Loans.

           "Records" means correspondence, memoranda, tapes, data processing
            -------
cards, discs, papers, tabulating runs, programs, books and other documents, or manually or electronically recorded information (whether or not transcribed) of any type, whether expressed in ordinary or machine or other language.

           "Revolving Line of Credit Loan" means the revolving line of credit
            -----------------------------
provided for in Article 2 hereof (including the Subline provided thereunder), and the Advances made pursuant thereto.

           "Revolving Line of Credit Note" means the Revolving Line of Credit
            -----------------------------
Note dated as of December 31, 1996, in the face amount of Five Million Dollars ($5,000,000.00), as referred to in Article 2 hereof.

           "Subline" means the Letter of Credit and foreign exchange subline
            -------
provided for in Section 2.07 hereof.

           "Subsidiary" of any Person at any time shall mean (i) any corporation
            ----------
or trust of which fifty percent (50%) or more (by number of shares of number of votes) of the outstanding capital stock or shares of beneficial interest normally entitled to vote for the election of one or more directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly of indirectly by such Person or one or more of such Person's Subsidiaries, or any partnership of which such Person is a general partner or of which fifty percent (50%) or more of the partnership interests is at the time directly or indirectly owned by such Person or one or more of such Person's Subsidiaries, and (ii) any corporation, trust, partnership or other entity which is controlled or capable of being controlled by such Person or one or more of such Person's Subsidiaries.

           "Term Loans" means the term loans provided for in Article 4 hereof.
            ----------

           "Term Loan Notes" means the Term Loan Notes referred to in Section
            ---------------
4.01 hereof.

           "Trademarks" means all trademarks, trade names, trade styles and
            ----------
service marks, all prints and labels on which such trademarks, trade names, trade styles and service marks appear, have appeared or will appear, and all designs and general intangibles of a like nature, now existing or hereafter adopted or acquired; all applications, registrations and recordings relating to the foregoing in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof, any political subdivision thereof or in any other countries, and all reissues, extensions and renewals and licenses thereof.

     1.02  Accounting Terms:  All accounting terms not specifically defined
           ----------------
herein shall be construed, and all financial data submitted pursuant to this Agreement shall be prepared, in accordance with GAAP.

                 ARTICLE 2 - THE REVOLVING LINE OF CREDIT LOAN

     2.01  General Terms:
           -------------

           (a) Subject to the terms hereof, on the Effective Date the Bank will establish the Revolving Line of Credit Loan in favor of Debtor under which the Bank may thereafter make Advances from time to time up to an aggregate principal amount at any one time outstanding not to exceed Five Million Dollars ($5,000,000.00), all subject to the further terms and conditions referred to herein, including without limitation the provisions of Section 2.07 hereof providing for the Subline. Advances under the Revolving Line of Credit Loan will be used only to fund short-term borrowings and working capital needs of the Debtor, with a foreign exchange and Letter of Credit Subline as provided in
Section 2.07 hereof. Until the Maturity Date, and except as otherwise provided herein, any principal amount previously advanced or committed hereunder, and repaid or otherwise extinguished, may be made available again by the Bank on a revolving basis. Notwithstanding anything to the contrary herein or in any Loan Document, the entire outstanding balance of principal, and any accrued and unpaid interest thereon, shall be due and payable, and the Bank's commitment and obligation to make Advances hereunder shall terminate, on the earliest of (i) May 31, 1998, or (ii) acceleration upon an Event of Default (the "Revolving Loan Commitment Period").

           (b) All advances shall bear interest at a variable rate of one quarter percent (.25%) per annum (25 basis points) in excess of the Prime Rate, in effect from time to time (except that interest shall accrue at the Default Rate, so long as an Event of Default shall have occurred and be continuing uncured).

     2.02  Borrowing Procedures:
           --------------------

           (a) As of December 31, 1996, Debtor executed and delivered to Bank a Revolving Line of Credit Note in the face amount of Five Million Dollars ($5,000,000.00), on terms and in form and substance satisfactory to Bank, which evidences the aggregate of all Advances outstanding from time to time pursuant to the Revolving Line of Credit Loan. Debtor hereby agrees to pay to Bank the full amount of all Advances (including without limitation overadvances), whether made, accepted or issued for the benefit of Debtor, together with all interest, fees and other charges which may accrue hereunder from time to time, as provided in the Revolving Line of Credit Note. Debtor agrees and acknowledges that its liability is a material and fundamental inducement to Bank's continuing willingness to make Advances.

           (b) Advances may be available, subject to the conditions of this Agreement, up to the amount of the Availability and subject to the limitations of Sections 2.01 and 2.06, upon the request of any Designated Officer of Debtor. If a request (which otherwise satisfies the conditions hereof) is received by Bank by 2:00 p.m. on any business day, Bank will make an Advance on the same business day; otherwise, the Advance will be made on the next business day. Bank may make each Advance by crediting the amount of the Advance to the Loan Account, or by depositing the amount of the Advance to the demand deposit bank account of Debtor held at Bank according to instructions given Bank by Debtor, or by otherwise disbursing to a third party upon terms and conditions mutually agreeable to Bank and Debtor. No matter how or when an Advance is made, or into what account or to or for the benefit of Debtor, or at Debtor's request, Debtor shall immediately and automatically thereupon be obligated to Bank on account of such Advance. Debtor may not disavow its obligations hereunder, whether for Advances previously made or for Advances which may be made after any request therefor and attempted disavowal.

     2.03  Interest and Payments; Charging Debtor's Accounts:
           -------------------------------------------------

           (a)  Interest shall be accrued, paid and calculated as follows:

                (1) Interest will accrue and be payable on principal amounts advanced by the Bank at the Loan Rate applicable to such Loan (except that interest shall accrue at the Default Rate so long as an Event of Default shall have occurred and be continuing uncured, and at all times after acceleration and entry of any judgment), and shall be payable as accrued on the last day of each calendar month, commencing immediately hereafter.

                (2) Interest shall be calculated on the basis of a 360-day year, counting the actual number of days elapsed. All accrued and then unpaid interest shall nevertheless be payable upon the Maturity Date.

           (b) If, at any time, the Rate shall be deemed by any competent court of law, governmental agency or tribunal to exceed the maximum rate of interest permitted by any applicable Laws, then, for such periods as the Rate would be deemed excessive, its application shall be suspended and there shall be charged instead the maximum rate of interest permissible under such Laws. Any payments received by Bank during any such periods shall be recalculated first as payments of interest at the maximum rate, and the balance of each payment, if any, shall be deemed a payment (i) of any fees, charges, reimbursements of expenses, or other items not treated as interest for purposes of determining compliance with the maximum rate, and then (ii) of principal.

           (c) All sums payable to Bank hereunder including repayments of Advances, and payments of interest, fees and other charges shall be paid directly to Bank on or before the date due. Bank is authorized to charge the Loan Account, or any deposit account of Debtor, for interest, fees or charges as they come due, or at Bank's option make an Advance to pay any of the same, provided Bank bills Debtor for interest, fees or charges, and such bill remains unpaid five (5) business days after billing. In any case, Bank shall send to Debtor statements of all amounts due hereunder.

           (d) Bank is authorized to charge the Loan Account, or any deposit account of Debtor, at any time, without prior notice but with subsequent advice, for any or all principal, interest, fees, charges and expense reimbursements payable hereunder which is not otherwise paid when due.

           (e) The Revolving Line of Credit is subject to an unused commitment fee in the amount of .25% of the unused portion of the line on a quarterly basis, as determined by the Bank's ledgers. The Bank will automatically charge Debtor's checking account within seven days of sending a bill to Debtor.

     2.04  Prepayment; Facility Fees:
           -------------------------

           (a) Debtor may, without penalty or premium, pay the principal of the Revolving Line of Credit Loan in whole or in part at any time.

           (b) So long as an Event of Default shall not have occurred and be continuing uncured, Bank shall have the right to perform or have performed an audit of Debtor once during any one (1) fiscal year period, and Debtor shall, on demand, pay Bank for audits performed by Bank or its agents at a reasonable rate (if performed by Bank's salaried personnel) to be determined, but in any event not less than the actual fees charged to Bank therefor (if performed by others), plus Bank's out-of-pocket expenses, such rates and fees subject to adjustment by

Bank. After an Event of Default, Bank shall be permitted to perform such audits at any time upon reasonable notice.

           (c) Debtor shall be required to pay standard issuance charges for any Letter of Credit and all other routine transaction charges in connection therewith, including for amendments, if any, and reasonable fees and expenses provided for in the International Facilities Agreement, all subject to periodic adjustments by the Bank.

     2.05  Loan Account:  Bank may, in its discretion, establish a Loan Account
           ------------
and enter therein Advances, interest, fees, other charges, expenses and other items properly chargeable to Debtor under this Agreement; all payments made by Debtor on account of Indebtedness relating to any Loans; all proceeds of collateral which are finally paid to Bank at its offices in cash or solvent credits; and any other appropriate debits and credits. Notwithstanding the foregoing, the Bank shall bill for the items referred to in the foregoing sentence unless and until an Event of Default occurs. Subaccounts may be established for each Loan established hereunder. The aggregate of the debit balances in the Loan Account shall reflect Debtor's aggregate Indebtedness to Bank from time to time by reason of the Loans or otherwise with respect hereto.

     2.06  Limits on Obligation of Bank to Make Advances Under Line of Credit
           ------------------------------------------------------------------
Loan:  Notwithstanding any other provision hereof, the aggregate unpaid balance
----
of Debtor's Obligations, including without limitation all letters of credit outstanding and all principal, interest, fees and other charges, under the Revolving Line of Credit Loan at any time shall not exceed Five Million Dollars ($5,000,000.00) without Bank's consent; but if Bank consents, such consent shall not bind Bank to continue to make any overadvance available thereafter. Debtor agrees that it shall, immediately upon Bank's demand, pay or cause to be paid to Bank the amount of any such excess, or, at Bank's option, deposit with Bank liquid investment securities or money market instruments satisfactory to Bank which have at deposit, and continue thereafter to have, a forced liquidation value at least equal to such excess.

     2.07  Credits and Foreign Exchange Subline:
           ------------------------------------

           (a) Subject to the terms and conditions of this Agreement, and provided that no Default or Event of Default has occurred and is continuing, Bank will, upon Debtor's request, open one or more Credits during the Revolving Loan Commitment Period for the account of Debtor. During the Revolving Loan Commitment Period, Debtor shall give Bank written notice executed on behalf of Debtor by any Designated Officer of Debtor (the "Notice of Credit Issuance") of any proposed issuance of a Credit. Each Notice of Credit Issuance, except with respect to Credits to be opened on the Effective Date, shall be delivered to Bank not less than five (5) business days before the requested issuance thereof. Additionally, each Notice of Credit Issuance shall be accompanied by the Letter of Credit Documents executed by Debtor relating to the subject Credit. Each Credit shall be on substantially such terms as Debtor may specify in such Letter of Credit Documents and must be in form and substance satisfactory to Bank and shall have a fixed expiration date not later than the expiration of the Revolving Loan Commitment Period.

           (b) Subject to the terms and conditions of this Agreement, and provided that no Default or Event of Default has occurred and is continuing, Debtor may enter into foreign exchange contracts. The maximum amount of any foreign exchange contract shall be equal to $1,000,000.00 minus any amounts
                                                          -----
committed under any Credits. Bank shall establish a reserve account equal to twenty percent (20%) of the exposure in U.S. Dollars pursuant to such foreign exchange contract so long as Debtor shall be indebted to Bank under such foreign exchange contract. Bank shall not be required to deliver any foreign exchange contract which has a delivery date exceeding twelve (12) months. Further, Bank reserves the right in its sole discretion, not to honor certain foreign exchange contract requests.

           (c) In no event shall the aggregate maximum amount of the Letter of Credit and foreign exchange Subline exceed the lesser of (i) $1,000,000.00 or
(ii) the Availability under the Revolving Line of Credit Loan.

           (d) Debtor shall pay an annual commission, on or before June 30th of each year, commencing June 30, 1996, in the amount of 1.25% per annum on all outstanding Letters of Credit during the year ending on June 30th.


                 ARTICLE 3 - THE NON-REVOLVING EQUIPMENT LOAN

     3.01  General Terms:
           -------------

           (a) Subject to the terms hereof, on and after the Effective Date, until the close of business twelve (12) months after such date, but not thereafter, Bank has advanced to Debtor the sum of up to Two Million Five Hundred Thousand Dollars ($2,500,000.00), which shall be used to finance the purchase price for certain items of equipment. During the period from the making of each Advance of the Non-Revolving Equipment Loan, throughout the term of the

Takedown Period (as defined in the Non-Revolving Equipment Note), Debtor will pay interest as it accrues on the Non-Revolving Equipment Loan, on the first day of each calendar month, but shall not be obligated to make principal repayments. Commencing on the first day of the month immediately following the expiration of the Takedown Period, and on the first day of each calendar month thereafter, Debtor shall pay to Bank forty-eight (48) equal monthly installments of principal together with all unpaid interest as it shall have accrued on the Non-Revolving Equipment Loan amortized over such forty-eight (48) months. The entire outstanding balance of principal, and any accrued and unpaid interest thereon, shall be due and payable in any event on the earliest of (1) the sixtieth (60th) month following the Effective Date (July 1, 1999) or (2) the date of acceleration of the Non-Revolving Equipment Note upon an Event of Default.

           (b) Advances under the Non-Revolving Equipment Loan shall be advanced by Bank from time to time to pay bona fide expenses for acquiring and installing equipment, net of costs for delivery, maintenance and taxes, not exceeding amounts shown on invoices for such purchases which shall be submitted to Bank along with a completed Request for Non-Revolving Equipment Loan, along with such other information as the Bank may request, and approved by Bank, prior to payment. The borrowings on account of the Non-Revolving Equipment Loan shall be evidenced by the Non-Revolving Equipment Note.

           (c) The outstanding principal balance under the Non-Revolving Equipment Loan shall bear interest at a variable rate of three quarters percent (0.75%) per annum (75 basis points) in excess of the Prime Rate in effect from time to time.

           (d) As of the date hereof, Debtor shall execute and deliver to Bank an Amended and Restated Non-Revolving Equipment Note in the face amount of Two Million Five Hundred Thousand Dollars ($2,500,000.00), amending and restating that certain Non-Revolving Equipment Note dated July 8, 1994 in the face amount of Two Million Five Hundred Thousand Dollars ($2,500,000.00), as amended and restated on December 21, 1995, on terms and in form and substance satisfactory to Bank, which shall evidence the indebtedness under the Non-Revolving Equipment Loan.

     3.02  Interest Rate and Payments, Etc.:  The provisions of Section 2.03
           --------------------------------
shall also apply to the Non-Revolving Equipment Loan.

     3.03  Prepayment:  Debtor may, without penalty or premium, pay the
           ----------
principal of the Term Loan in whole or in part at any time.

                          ARTICLE 4 - THE TERM LOANS

     4.01  General Terms:
           -------------

           (a)  First Term Loan.  Subject to the terms hereof, on and after the
                ---------------
Effective Date until the close of business on September 26, 1997 (the "First Takedown Period"), Bank will advance Debtor the sum of up to Three Million Dollars ($3,000,000.00), which shall be used to finance the leasehold improvements made to that certain building located at 525 Virginia Drive, Fort Washington, Pennsylvania leased to Pharmaceutics (the "First Term Loan"). Commencing on October 1, 1997, and on the first day of each calendar month thereafter, Debtor shall pay to Bank forty-eight (48) equal monthly installments of principal together with all unpaid interest as it shall have accrued on the First Term Loan amortized over such forty-eight (48) months, all as more fully provided herein and in the First Term Loan Note to be executed by Debtor at the signing hereof. The entire outstanding balance of principal, and any accrued and unpaid interest thereon, shall be due and payable in any event on the earliest of (1) forty-eighth (48th) month following the Effective Date (September 1, 2001) or (2) the date of acceleration of the First Term Loan Note upon an Event of Default. The outstanding principal balance under the First Term Loan shall bear interest at a rate of eight percent (8%) per annum (except that interest shall accrue at the Default Rate, so long as an Event of Default shall have occurred and be continuing uncured).

           (b)  Second Term Loan.  Subject to the terms hereof, on and after the
                ----------------
Effective Date Bank will advance Debtor the sum of up to Two Million Five Hundred Thousand Dollars ($2,500,000.00), which shall be used to finance the purchase of computers and software for the CRO Division, as follows: until the First Takedown Period, in an amount up to One Million Five Hundred Thousand Dollars ($1,500,000.00) and until December 29, 1997 in an amount up to One Million Dollars ($1,000,000.00). Debtor shall pay Bank interest only, at the rate specified below, on the entire principal amount outstanding under the Second Term Loan, commencing on the first day of the month immediately following the first advance by Bank to Debtor thereunder, and on the first day of each month thereafter until the date the full principal amount of the Second Term Loan is advanced to Debtor by Bank or December 27, 1997, whichever occurs first (the "Fixed Amortization Date"). Commencing on the first day of the month immediately following the Fixed Amortization Date, and on the first day of each month thereafter, Debtor shall pay to Bank thirty-six (36) equal monthly installments of principal together with accrued interest at the rate set forth below on the Second Term Loan amortized over such thirty-six (36) months, all as more fully provided herein and in the Second Term Loan Note to be executed by Debtor at the signing hereof. The entire outstanding balance of principal, and any accrued and unpaid interest thereon, shall be due and payable on the earliest of (1) thirty-six (36th) month following the Fixed Amortization Date or
(2) the date of acceleration of the Second Term Loan Note upon an Event of Default. The outstanding principal balance under the Second Term Loan shall bear interest at a rate of seven and nine-tenths percent (7.90%) per annum up to $1,500,000.00 and eight and three one-hundredths percent (8.03%) for the remaining $1,000,000.00 (except that interest shall accrue at the Default Rate, so long as an Event of Default shall have occurred and be continuing uncured).

           (c)  Third Term Loan.  Subject to the terms hereof, on and after the
                ---------------
Effective Date until the First Takedown Period, Bank will advance Debtor the sum of up to One Million Five Hundred Thousand Dollars ($1,500,000.00), which shall be used to finance new equipment for Pharmaceutics. Commencing on October 1, 1997, and on the first day of each calendar month thereafter, Debtor shall pay to Bank sixty (60) equal monthly installments of principal together with all unpaid interest as it shall have accrued on the Third Term Loan amortized over such sixty (60) months, all as more fully provided herein and in the Third Term Loan Note to be executed by Debtor at the signing hereof. The entire outstanding balance of principal, and any accrued and unpaid interest thereon, shall be due and payable in any event on the earliest of (1) sixtieth (60th) month following the Effective Date (September 1, 2002) or (2) the date of acceleration of the Third Term Loan Note upon an Event of Default. The outstanding principal balance under the Third Term Loan shall bear interest at a rate eight and five one-hundredths percent (8.05%) per annum (except that interest shall accrue at the Default Rate, so long as an Event of Default shall have occurred and be continuing uncured).

     4.02  Advances.  Advances under the Term Loans shall be advanced by Bank
           ---------
from time to time to pay bona fide expenses not exceeding amount shown on invoices for such purchases which shall be submitted to Bank along with such other information as the Bank may request, and approved by Bank, prior to payment. The borrowings on account of the Term Loans shall be evidenced by the Term Loan Notes.

     4.03  Interest Rate and Payments, Etc.:  The provisions of Section 2.03
           --------------------------------
shall also apply to the Term Loan.

     4.04  Prepayment:  Any prepayment of principal (including any principal
           ----------
repayment as a result of acceleration by Bank of any of the Term Loan Notes) shall require immediate payment to Bank of a prepayment fee equal to the amount, if any, by which the aggregate present value of scheduled principal and interest payments eliminated by the prepayment exceeds the principal amount being prepaid. Said present value shall be calculated by application of a discount rate determined by Bank in its reasonable judgment to be the yield-to-maturity at the time of prepayment on U.S. Treasury securities having a maturity which most closely approximates the final maturity date of the principal balance then outstanding. Whether or not a prepayment fee is required hereunder, prepayment shall be applied to scheduled installments of principal in the inverse order of their maturity, shall be accompanied by payment of accrued interest on the principal amount being prepaid and, unless the Term Loan Notes have been accelerated by Bank, shall not be permitted in an mount less than the scheduled principal installment immediately prior to final maturity of the outstanding principal balance.

                ARTICLE 5 - CONDITIONS PRECEDENT AND SUBSEQUENT

     The obligation of Bank to enter into this Agreement and to make any Advance hereunder is subject to the following conditions:

     5.01  Documents Required for the Closing:  Debtor shall have delivered or
           ----------------------------------
caused to be delivered to Bank, at the signing hereof, the following, in form and substance satisfactory to Bank, executed by the applicable parties and otherwise subject as follows:

           (a)  The Notes;

           (b) All necessary releases, satisfactions, assignments, subordinations and termination statements to cause the security interests granted therein to be first priority security interests in the Collateral (subject only to Permitted Liens);

           (c) The Pledge Agreement required by Section 8.08 hereof, pursuant to which Debtor shall pledge (i) one hundred percent (100%) of the capital stock of its wholly-owned Subsidiary, Affinity, (ii) one hundred percent (100%) of the capital stock of its wholly-owned Subsidiary, EuroBioPharm, and (iii) sixty-six percent (66%) of the capital stock of its wholly-owned Subsidiary, EPIC, Ltd., together with all appropriate stock powers and certificates required to be delivered in connection therewith;

           (d) The financing statements required by Section 6.07 hereof, necessary to perfect the security interests in the Collateral;

           (e) Copies of the resolutions of the board of directors and shareholders of Debtor (certified as of the Effective Date by the corporate secretary or assistant secretary of Debtor) authorizing the execution, delivery and performance of this Agreement, the Notes and each other Loan Document to be delivered to Bank pursuant hereto;

           (f) Copies (certified by the Secretary of State of the state of incorporation and by authorized officers of Debtor) of the articles of incorporation or constituent documents, as amended as of the Effective Date, and any fictitious name registrations, for Debtor, together with a copy (certified by the secretary or assistant secretary of Debtor) of the by-laws for Debtor and a certificate (dated as of the date of the Closing) of each of such officer to the effect that the foregoing documents have not been amended since the date of the aforesaid certifications;

           (g) A certificate (dated the Effective Date) of the secretary or assistant secretary of Debtor as to the incumbency and signatures of the officers thereof who are executing this Agreement on the behalf of Debtor and as to the Designated Officers of Debtor;

           (h) Certificates of good standing and subsistence with respect to Debtor as of the most recent date practicable prior to the Effective Date, from each state in which it is organized or qualified (or to be qualified) to transact business;

           (i) Evidence of the insurance coverages required by this Agreement together with evidence of payment of all premiums which are due and payable as of the Effective Date;

           (j) Uniform Commercial Code, Judgment, Suits and Tax Lien Searches satisfactory to Bank regarding Debtor;

           (k) Written opinions of Debtor's legal counsel dated the Effective Date and addressed to Bank, in form and substance satisfactory to Bank regarding such legal matters as Bank shall request relating to the subject matter hereof;

           (l) The Collateral Assignment and Security Agreements, assigning the rights of Debtor in and to the Bio-Pharm GmbH Note and Euro Bio-Pharm, Ltd. Note;

           (m) The originally executed Bio-Pharm GmbH Note and Euro Bio-Pharm Ltd. Note; and

           (n) Such other undertakings, instruments and documents as Bank shall require.

     5.02  Other Conditions Precedent:  The following additional conditions
           --------------------------
shall have been satisfied:

           (a) Payment of all expenses and legal fees and disbursements of Bank and its counsel relating hereto (including without limitation lien search fees, filings fees and appraisal costs), and other items provided in the Commitment, shall have occurred no later than the Effective Date. If any such expenses and fees are incurred post-closing, Debtor shall pay or reimburse them promptly upon Bank's submission of a statement to Debtor.

           (b) There shall have occurred no changes in the financial condition or business of Debtor which are, in Lender's sole judgment, singly or collectively materially adverse when compared with the financial condition and business of Debtor since the date of its financial statements dated June 30, 1997.

           (c) Debtor shall have opened an account or accounts with the Bank to facilitate disbursement of Advances.

     5.03  Condition Subsequent to Signing and Effective Date:  The "Post-
           --------------------------------------------------
Closing Items", if any, described on Exhibit C attached hereto and made part
                                     ---------
hereof, shall be delivered or completed within fifteen (15) days after the execution of this Agreement, or else Bank shall not be obligated to make any further Advances, and Bank shall have the option, at any time thereafter, to declare that an Event of Default has occurred.

                        ARTICLE 6 - COLLATERAL SECURITY

     6.01  The Collateral:  The Collateral, together with all of the Debtor's
           --------------
other property of any kind held by Bank or any of Bank's corporate affiliates from time to time, in any capacity whatsoever, shall stand as one general, continuing collateral security for the Obligations of Debtor.

     6.02  Rights in Property Held by Bank:  As security for the prompt
           -------------------------------
satisfaction of all Obligations, including payment of the Indebtedness evidenced by the Notes, Debtor hereby assigns, transfers, and sets over to Bank all of its right, title, and interest in and to, and grants Bank a lien upon and security interest in, all amounts that may be owing from time to time to Debtor by Bank or any of Bank's corporate affiliates from time to time in any capacity, including, but without limitation, any balance or share belonging to it of any deposit or other account with Bank, which lien and security interest shall be independent of any right of set-off which Bank may have.

     6.03  Rights in Property Held by Debtor:  As further security for the
           ---------------------------------
prompt satisfaction of all Obligations, including without limitation payment of the Indebtedness evidenced by the Notes and any future Advances by Bank, Debtor hereby assigns, transfers, and sets over to Bank all of its right, title, and interest in and to, and grants Bank a lien upon and continuing security interest in, all of the following owned by Debtor now or hereafter, wherever located, whether now owned or existing or hereafter acquired, together with all replacements therefor and additions and accessions thereto, and all proceeds (including, but without limitation, insurance proceeds) and products thereof:

           (a) All Inventory including existing Inventory and all Inventory hereafter coming into existence;

           (b) All Accounts, both existing and hereafter coming into existence, together with all documents, contracts, lien and security instruments and guarantees relating thereto;

           (c) All Goods, including Debtor's interests as lessee or lessor in any leased Equipment;

           (d) All Equipment, including without limitation vehicles, furniture, tools and supplies, now owned or hereafter acquired, wherever located, including Debtor's interests as lessee or lessor in any leased Equipment;

           (e)  All General Intangibles now existing or hereafter in existence;

           (f) All notes, drafts, acceptances, Chattel Paper, Documents, Instruments, policies and certificates of insurance (including, without limitation, credit insurance), guaranties and securities (domestic and foreign) now or hereafter received by Debtor or in which Debtor now or hereafter has or acquires an interest;

           (g) All other rights to the payment of money, including without limitation, shareholder assessments, partner capital contributions and tax refunds;

           (h) All cash and non-cash proceeds, products and insurance proceeds of the foregoing;

           (i)  All Records pertaining to the foregoing; and

           (j)  All other assets of Debtor.

     6.04  Security for Intercompany Loans.  As security for any intercompany
           -------------------------------
loan or advance by Debtor to any Subsidiary of Debtor, Debtor shall be required to do each of the following:

           (a) Execute, deliver and perform the Pledge Agreements and do any and all other actions required to be performed or have performed by Debtor in order to record and perfect the lien of Bank upon such collateral pledged therein;

           (b) Execute and deliver to Bank each of the Collateral Assignment and Security Agreements; and

           (c) Deliver to Bank the originally executed Euro Bio-Pharm GmbH Note and Euro Bio-Pharm, Ltd. Note.

     6.05  Additional Security:  To further secure the Loans made  hereunder and
           -------------------
all other Obligations of Debtor to Bank, whether now in existence or hereinafter incurred, Debtor shall cause to be delivered at or after closing hereon such additional undertakings, collateral, instruments and documents as Bank may reasonably request consistent with the general intent of this Agreement.

     6.06  Priority of Liens:  The foregoing liens shall be first priority
           -----------------
perfected liens, subject only to Permitted Liens or as specified in Paragraph 6.10.

     6.07  Financing Statements:
           --------------------

           (a)  Debtor on Bank's request will:

                (1) Execute and deliver to the Bank such financing statements (including amendments thereto and continuation statements thereof), assignments, certificates of title and applications and powers of attorney for transfer thereof, conveyances, notices, instruments and other documents in form satisfactory to Bank as Bank may specify to perfect or continue the perfection of any security interest granted to Bank hereunder;

                (2) Pay or reimburse Bank for all costs of filing or recording the same in such public offices as Bank may designate; and

                (3) Take such other steps as Bank may direct, to perfect Bank's interest in the Collateral.

           (b)  In addition to the foregoing, and not in limitation thereof:

                (1) A carbon, photographic, or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof, and Bank is authorized to add such information to the filing copy of this Agreement to qualify it for filing as a financing statement under applicable law, and to sign Debtor's name hereto to the extent original signatures are required for filing; and

                (2) To the extent lawful, Debtor hereby appoints Bank and Bank's attorneys and agents as its attorney-in-fact (without requiring Bank or any of them to act as such) with full power of substitution, to execute and file any financing statement (including amendments and continuation statements thereto), and assignments and confirmatory mortgages, deeds of trust or other conveyances for security purposes relating to real estate, in the name of Debtor, or its successors or assigns, and to perform all other acts that Bank deems appropriate to perfect and continue its security interest in, and to protect and preserve, the Collateral. This power of attorney is irrevocable as coupled with an interest.

     6.08  Collecting on Accounts:
           ----------------------

           (a) Upon the occurrence of an Event of Default, Bank shall have the right to notify any and all obligors to make payment on Accounts or General Intangibles directly to Bank, and to take control of the cash and non-cash proceeds thereof, with full power to settle or compromise disputed claims thereon. All such proceeds shall be applied in satisfaction of the Obligations, including payment of the Indebtedness evidenced by the Notes, in such order as Bank shall determine.

           (b) Unless and until such time as Bank elects to notify obligors pursuant to Section 6.08(a), Debtor is authorized to collect and enforce Accounts in the ordinary course of business. The cost of such collection and enforcement, including attorney's fees and out-of-pocket expenses, shall be borne solely by Debtor whether the same is incurred by Bank or Debtor.

           (c) The following provisions shall apply upon the occurrence of an Event of Default. Debtor shall turn over to Bank all checks, drafts, cash and other remittances in payment or on account of payment of the Accounts, and whenever expressly required by Bank, the cash proceeds of any returned goods from the sale of which any Account arose. Debtor shall deposit such collections and cash proceeds with Bank within two (2) banking days of the receipt thereof, and in precisely the form received, except for the appropriate endorsements where necessary to permit the collection of the items, which endorsement Debtor hereby agrees to make. If Debtor receives any such cash or collections directly, it will not commingle any such checks, drafts, cash and other remittances (including repayments) with any of its other funds or property, but will hold them separate and apart therefrom expressly in trust for Bank. Debtor will forward to Bank such statements and reports of collection and adjustments as Bank may from time to time specify. Bank will apply the whole or any part of the collected funds received by it against the then outstanding Loans and any other of Debtor's Obligations, the order and method of such application to be in the discretion of Bank or Bank may, if it so elects, release the whole or any part of such funds to Debtor for use in the operation of such Debtor's business. In the event that Bank elects to give Debtor immediate credit for such funds as are yet uncollected, Debtor agrees that Bank may make a charge for the float equal to two (2) days' collection time at the Rate, payable monthly at the end of each month. Debtor hereby authorizes Bank to charge to any deposit account of Debtor any item of payment credited against any Obligations which is dishonored by the drawee or maker thereof or, if funds are not available in a deposit account, then to make an Advance therefor and charge the Loan Account accordingly.

           (d) In addition to the foregoing, upon the occurrence of an Event of Default, Bank may, in its sole discretion, require Debtor, at its own expense and in the manner requested by Bank, to direct that remittances and all other proceeds of Accounts and other Collateral shall be (i) sent to the post office box designated by and/or in the name of Bank, or in the name of Debtor, but as to which access is limited to Bank, (ii) deposited into a locked box at Bank, and/or (iii) deposited into a bank account maintained in the name of Bank and/or a blocked bank account under arrangements with the depository bank under which all funds deposited to such blocked bank account are required to be transferred solely to Bank. In connection therewith, Debtor shall execute such post office box, locked box and/or blocked bank account agreements as Bank shall specify.

     6.09  Verification of Accounts:  Bank shall at all times have the right to
           ------------------------
confirm orders, and to verify all Accounts or Accounts Receivable or other Collateral in which it has a security interest and to do so in any fictitious accounting firm name used by Bank for verifications or through any public accountants.

     6.10  Collateral Sharing.  Upon at least thirty (30) days prior written
           ------------------
notice by Debtor to Bank of a request by a new lender to Debtor ("new lender") for a security interest in the Collateral, and provided that there has been no Event of Default hereunder and further provided that, in the reasonable opinion of Bank, Debtor has not experienced an adverse material change in its financial condition, Bank shall enter into an agreement, on terms and in form acceptable to Bank, with such new lender whereby Bank shall share with such new lender, in pari pasu, its security interest in the Collateral in excess of the amount of all Loans and any other amounts due Bank by Debtor.

                  ARTICLE 7 - DEBTOR'S AFFIRMATIVE COVENANTS

     Debtor covenants and agrees that, from and after the date of this Agreement and so long as Debtor shall be indebted to Bank hereunder or under any of the Notes, unless Bank shall otherwise consent in writing, Debtor will comply with the following covenants:

     7.01  Reports:  As long as no Event of Default has occurred and is
           -------
continuing uncured, Bank shall have the right to request from Debtor once during any one (1) fiscal year period, and Debtor will make available to Bank a copy of the invoice for each Account and a copy of any written contract or order from which an Account arose. After an Event of Default, Bank shall have the right to request at any time and Debtor shall make available the foregoing information.

     7.02  Equipment Reports and Landlord's Waivers:  At execution of this
           ----------------------------------------
Agreement and, thereafter, at the request of Bank, Debtor will provide Bank with a listing of the types, and respective values of Equipment for each type, of all Equipment, indicating to the extent applicable, and according to the Debtor's method of accounting, the nature and type of the Equipment together with documentation showing the location of the Equipment, whether the premises where the Equipment is located is owned or leased by Debtor, or is owned by a third party and if so, the name and address of the third party and, if owned by a third party, will promptly furnish Bank with landlords' and mortgagees' waivers of lien in form and content satisfactory to Bank; and in the case of Equipment located at third party locations, take such steps as Bank may require to protect Inventory against claims of third parties.

     7.03  Customer Disputes:  Debtor will promptly advise Bank of any dispute
           -----------------
with a customer in any case where the dispute involves (i) an account or accounts receivable aggregating $500,000.00 or more, or (ii) one of Debtor's ten
(10) largest customers by average monthly revenue and the customer has threatened to terminate Debtor's services.

     7.04  Service Agreements:  Debtor will (without need of a prior request by
           ------------------
Bank) identify for Bank, and if requested provide copies to the Bank of, any service contract or agreement for services provided to any Debtor's customer which is not entered into, or the terms of which do not reflect terms granted, in the ordinary course of business.

     7.05  Account Receivables and Payable Agings:  At anytime there are
           --------------------------------------
Advances outstanding and unpaid under the Revolving Line of Credit Loan Debtor will furnish quarterly within forty-five days after the end of each quarter (and more frequently, at the Bank's prior request, or as required by the Bank when a Potential Default or an Event of Default has occurred and is continuing) listings and agings of its Accounts Receivable and its Accounts Payable.

     7.06  Account Assignments:  Debtor will give Bank upon request specific
           -------------------
assignments of Accounts after they come into existence, and schedules of Accounts, the form and content of such assignments and schedules to be satisfactory to Bank, and will execute and deliver to Bank any instrument, document, financing statement, assignment or other writing to carry out the terms of this Agreement, to perfect Bank's security interest in the Accounts and any other Collateral, or to enable Bank to enforce conveniently its security interest in any of the foregoing.

     7.07  Maintenance of Books and Records:  Debtor will maintain, in
           --------------------------------
accordance with GAAP, accurate records and books of account showing, among other things, all Equipment and Accounts, the proceeds of the sale or other disposition thereof and the collections therefrom; and hereby grants Bank the right to call at Debtor's places of business during regular business hours, at intervals to be determined by Bank, and, without hindrance or delay, to inspect, audit, check and make extracts and copies from the books, records, journals, orders, receipts, correspondence and other data relating to Equipment, Accounts, or any other Collateral.

     7.08  Notation of Security Interest:  If requested by Bank, Debtor will
           -----------------------------
mark its records concerning Equipment, Accounts, General Intangibles and other Collateral in a manner satisfactory to Bank to show the latter's security interest therein; and, if a Potential Default or an Event of Default shall have occurred and be continuing uncured and unwaived, shall, at Bank's request notify all purchasers, warehouses, warehousemen, agents, landlords, processors, or others in possession of Equipment, of Bank's security interest in the Collateral, and instruct them to hold Collateral for Bank's account and subject to Bank's instructions.

     7.09  Financial Statements, Reports:
           -----------------------------

           (a) Debtor will furnish Bank, within ninety (90) days after the close of its fiscal year, annual consolidating financial statements, and the 10-K report of Debtor. The financial statements will be audited by a certified public accountant acceptable to the Bank and shall be prepared in accordance with GAAP.

           (b) Debtor will deliver to Bank copies of all reports, returns and other documents filed with any federal, state or local regulatory agencies, including without limitation quarterly 10-Q reports as filed with the Securities and Exchange Commission, together with management prepared consolidating balance sheet and income statements, within forty-five (45) days after the end of each quarter. Debtor shall also provide such further information regarding the operations, business, affairs, financial condition, commitments and contingencies of Debtor as Bank may reasonably request, including without limitation, contract status reports and backlog reports. In addition, together with such quarterly reports, a Designated Officer of Debtor, on behalf of Debtor shall deliver to Bank a Covenant Compliance Certificate substantially in the form of Exhibit D attached hereto.
        ---------

           (c) Debtor will furnish Bank, within thirty (30) days after the close of its fiscal year, an annual budget and projected cash flow for the succeeding year.

           (d) Debtor shall each provide Bank, from time to time upon Bank's request, such additional financial information as Bank may request from time to time.

     7.10  Existence, Properties, Etc.:  Debtor will do or cause to be done all
           ---------------------------
things necessary to obtain, preserve, renew and keep in full force and effect its existence and its qualification to do business and good standing in each jurisdiction in which such qualification is necessary for the proper conduct of its business, and conduct and operate its business in substantially the manner in which same is presently conducted and operated; at all times maintain, preserve and protect all material Patents, franchises, Trademarks, copyrights and other General Intangibles; preserve the condition of all property useful in the conduct of its business and keep the same in good repair, working order and condition (reasonable wear and tear excepted) and from time to time make, or cause to be made, all repairs, renewals, replacements, betterments and improvements thereto, to the extent that the same are necessary for the proper and advantageous conduct of its business; and comply with all present and future regulatory and other Laws applicable to it in the operation of its businesses, and with all material agreements to which it is subject.

     7.11  Insurance:  Debtor will keep its insurable properties adequately
           ---------
insured at all times, by financially sound and reputable insurers, with Bank named as first lienholder and as a loss payee on all such policies, and maintain such other insurance, to such extent and against such risks, including fire, theft, vandalism, earthquake, storm and flood, and other risks insured against by extended coverage, as is acceptable to Bank from time to time (the amount of such insurance shall not be less than the greater of (1) eighty percent (80%) of the insurable value of Debtor's assets or (2) the lesser of one hundred percent (100%) of the insurable value of Debtor's assets or the outstanding principal balance of the Loans), and maintain in full force and effect public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any Location or other real or personal property belonging to it, and contractual liability insurance, in such amounts as are satisfactory to Bank, and maintain workers compensation insurance, employers liability insurance and such other insurance as may be required by law. Debtor authorizes Bank to pay for Debtor's account any of the foregoing which Debtor fails to pay, and any such payment by Bank shall constitute an item of Debtor's Obligations. Debtor agrees to notify Bank in writing prior to any change in insurance coverage which would cause such insurance to not meet the requirements of this Agreement; to provide Bank upon demand copies of all insurance policies; to assign to Bank all right to receive proceeds of any property casualty insurance as to property owned by Debtor; to direct all property casualty insurers to pay all proceeds directly to Bank; and Debtor hereby authorizes Bank to endorse any draft for such proceeds. Notwithstanding the foregoing, the property casualty insurance policies of Debtor shall contain a provision which requires the insured to give Bank thirty (30) days prior written notice of cancellation of any such policy.

     7.12  Taxes and Assessments:  Debtor will pay or cause to be paid, when
           ---------------------
due, all taxes, assessments and charges or levies imposed upon any of its property, or which it is required to withhold and pay over, except where contested in good faith by appropriate proceedings, promptly commenced and diligently conducted, with adequate reserves therefor having been set aside on its books (but it shall, in any event, pay or cause to be paid all such taxes, assessments, charges or levies forthwith whenever a Lien against the property of Debtor would arise, or when foreclosure on any Lien that attaches appears imminent).

     7.13  Financial Covenants:  Debtor shall comply with the following at the
           -------------------
respective times indicated:

           (a) Debtor shall maintain a minimum debt coverage ratio of 1.35 x (rolling four quarters) for the terms of all of the Loans, which covenant shall be tested quarterly. As used herein, the term "debt coverage ratio" shall mean
                                                -------------------
net income less dividends plus depreciation and amortization divided by the current portion of long term debt and current portion of capital leases. For the period ending September 30, 1997, December 31, 1997 and March 31, 1998, the net income portion of the calculation will be annualized for the quarter or quarters elapsed. From June 30, 1998, forward, the calculation will be on a rolling four quarter basis.

           (b)  Debtor shall maintain a minimum funded debt coverage ratio of
1.25 x for the terms of all of the Loans, which covenant shall be tested quarterly. As used herein, the term "funded debt ratio" shall mean cash and cash
                                     -----------------
equivalents plus short-term investments plus billed accounts receivable divided by short and long term debt.

     7.14  Collection and Records of Accounts:  Debtor will collect its Accounts
           ----------------------------------
only in the ordinary course of business, and will keep accurate and complete Records of its Accounts, consistent with sound business practices.

     7.15  Notice of Material Proceedings or Litigation:  Debtor will give Bank
           --------------------------------------------
immediate written notice of the commencement, existence or threat of any action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency against or affecting Debtor or any Affiliate which, if adversely determined, would impair either the Debtor's right or ability to carry on its business substantially as now conducted or would materially affect its business, operations, properties, assets or condition (financial or otherwise) or would materially affect its ability to perform its Obligations to the Bank under this Agreement or any of the Loan Documents, and, if requested by Bank, deliver copies of all non-privileged documents relating thereto. In addition, Debtor will give Bank prompt written notice of any judgment obtained against it and will advise Bank of Debtor's action with respect to responding to such judgment.

     7.16  Notice of Default:  If the chief executive officer, chief operating
           -----------------
officer or chief financial officer of Debtor knows of any Potential Default or Event of Default which shall have occurred, or knows of the occurrence of any event which is an event of default or, upon notice or lapse of time or both, would constitute an event of default under any other material agreement, instrument or document, order, or decree, to which Debtor is a party or under which it is bound, breach of which would have a material adverse effect on the business, operations, properties or financial condition of Debtor or the ability of Debtor to perform its Obligations under the Loan Documents, Debtor will promptly furnish to Bank a written statement as to such event or occurrence, specifying the nature and extent thereof.

     7.17  Changes:  Debtor will promptly notify Bank of any and all proposed
           -------
material changes in its business practices or properties and of any changes in the Designated Officers of Debtor.

     7.18  Further Assurances:  From time to time, upon the written reasonable
           ------------------
request of Bank, Debtor will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged, and delivered, all such further acts, deeds, instruments, transfers, powers of attorney or assurances as may be required in connection with the transactions contemplated by this Agreement or any other Loan Documents.

     7.19  Authorization To Accountants:  Debtor hereby irrevocably authorizes
           ----------------------------
all accountants and auditors employed by Debtor at any time while there are any sums owed to Bank during the term of this Agreement, and until all of the Obligations have been fully paid and discharged, to cooperate with Bank and to exhibit and deliver to Bank copies of Debtor's financial statements, tax returns, trial balances, or other accounting or tax records or other information of any sort which may be in their possession, all at Debtor's expense.

     7.20  Depreciation of Equipment:  Debtor will promptly notify Bank of any
           -------------------------
event causing material loss or depreciation in the value of any Equipment and the amount of such loss or depreciation.

     7.21  Computer Reports:  Debtor hereby irrevocably authorizes all of
           ----------------
Debtor's computer service bureaus or companies (if any) to give Bank full access to and to deliver to Bank, at Debtor's expense, printouts and all information respecting any and all financial records now or hereafter maintained by the same for Debtor.

     7.22  Places of Business; Location of Collateral and Records:  Debtor will
           ------------------------------------------------------
notify Bank in writing thirty (30) days in advance of each change in its Chief Executive Office, and of each change in any Location at which Inventory, Equipment, any Records of Accounts, General Intangibles or other Collateral, is or will be kept. However, at Bank's request from time to time, Debtor shall provide Bank with a complete schedule of all Locations.

     7.23  Visitation:  Debtor shall permit such person as the Bank may
           ----------
designate to visit and inspect any of the properties of the Debtor and any Subsidiaries, to examine their respective books and records and take copies and extracts therefrom and to discuss their respective affairs with their respective officers, at such times and as often as the Bank may reasonably request. Debtor hereby authorizes such officers to discuss with the Bank the affairs of Debtor and any Subsidiaries.

     7.24  Notice of Pension-Related Events.  Promptly after any Debtor, or any
           --------------------------------
Controlled Group Member with respect to any Debtor, or any administrator of a
Plan:

           (a) receives any notification referred to in subsections (i), (iv) or (vii) of Section 10.01(m) hereof;

           (b) has knowledge of (1) the occurrence of a Reportable Event as defined in Section 4043 of ERISA with respect to a Plan; (2) any event which has occurred or any action which has been taken to amend or terminate a Plan as referred to in subsections (ii) and (vi) of Section 10.01(m) hereof; (3) any event which has occurred or any action which has been taken which could result in complete withdrawal, partial withdrawal, or secondary liability for withdrawal liability payments with respect to a Multiemployer Plan as referred to in subsection (vii) of Section 10.01(m) hereof; or (4) any action which has been taken in furtherance of, any agreement which has been entered into for, or any petition which has been filed with a United States district court for, the appointment of a trustee for a Plan as referred to in subsection (iii) of
Section 10.01(m) hereof; or

           (c) files a notice of intent to terminate a Plan with the Internal Revenue Service or the PBGC; or files with the Internal Revenue Service a request pursuant to Section 412(d) of the Code for a variance from the minimum funding standard for a Plan; or files a return with the Internal Revenue Service with respect to the tax imposed under Section 4971 of the Code for failure to meet the minimum funding standards established under Section 412 of the

Code for a Plan; then, Debtor will furnish to the Bank a copy of any notice received, request or petition filed, and agreement entered into; the most recent Annual Report (Form 5500 Series) and attachments thereto for the Plan; the most recent actuarial report for the Plan; any notice, return, or materials required to be filed with the Internal Revenue Service in connection with the event, action, or filing; and a written statement of the Chairman, President, or chief financial officer of Debtor, as the case may be, describing the event or the action taken and the reasons therefor.

     7.25 Debtor will maintain Bank as its primary bank of account and CoreStates Asset Management as its primary investment manager for the term of the Agreement.

     7.26  Compliance with Environmental and Other Laws:
           --------------------------------------------

           (d) Debtor shall comply in all material respects with all Environmental Laws applicable to it.

           (e) Debtor shall furnish to Bank, immediately upon receipt or dispatch, a copy of any notice, summons, citation, directive, letter or other written communication from or to any federal, state or local environmental agency or department, which may evidence or result in a liability under any Environmental Law such that the costs of correcting, or of paying penalties assessed in connection with, such liability would have a material adverse effect upon the business of Debtor as now conducted or upon Debtor's business, operations, properties or condition, financial or otherwise. In such event, Debtor shall use diligent efforts to complete all remediation which may be required by such communication from any federal, state, county, municipal or other administrative, investigative, prosecutorial or enforcement agency or environmental or occupational safety regulatory agency ("Environmental Regulator") and to obtain from all such Environmental Regulators having jurisdiction thereof, and deliver to Bank as received, such approvals and certifications as can be obtained from such agencies from time to time to confirm the Debtor's completion of all remediation and Debtor's compliance with all governmental requirements applicable thereto.

     7.27  Information Regarding Environmental Matters:  Debtor will provide
           -------------------------------------------
Bank the following:

           (a) Immediately upon receipt, with complete copies of all notices from any Environmental Regulator notifying Debtor, or alleging, that there exists or may exist a material violation or potential material violation by Debtor of any federal or state law, now or hereafter in force, regulating the handling labeling, custody, storing, transportation, discharge, disposal, release, treatment, processing or other disposition of any Hazardous Material; and

           (b) Upon Bank's request from time to time, with complete copies of
(i) any or all documents required to be filed or in fact filed, by Debtor with any Environmental Regulator, (ii) any or all material safety data sheets or other documents or data which applicable law or any Environmental Regulator now or hereafter requires Debtor to prepare, compile or maintain, and (iii) any and all documents and other information which applicable law or any Environmental

Regulator requires to be made available to employees, contractors, transferees, the local community, local government agencies or the public; (iv) any reports of Debtor's employees, consultants, advisors, engineers or others relating to Debtor's compliance with applicable environmental or occupational safety laws, or to the status or manner of disposal, discharge or release of any petroleum product or hazardous substance.

     7.28  Maintenance of Patents, Etc. and Information Regarding Patents:
           --------------------------------------------------------------
Debtor shall maintain in full force and effect all Patents, franchises, licenses, permits and qualification necessary to own, lease and/or operate its properties and business. Debtor will provide Bank immediately upon its receipt complete copies of all notices from the United States Patent and Trademark Office ("PTO") awarding any Patents to Debtor or the discontinuance of any Patent filing or any communication or information in connection therewith. Further, Debtor shall provide Bank copies of all correspondence and other documentation delivered by Debtor to the PTO. In the event that Debtor is awarded a Patent after the date hereof which is material to the operations and business of Debtor, Debtor shall execute a patent assignment and any and all other documents necessary to preserve and protect Bank's security interest in such Patent.

                    ARTICLE 8 - NEGATIVE COVENANTS OF DEBTOR

     Debtor hereby covenants and agrees that, from the date of this Agreement and so long as Debtor shall be indebted to Bank hereunder or under any of the Notes, it will comply with the following covenants, unless Bank shall consent otherwise in writing, which consent shall not be unreasonably withheld:

     8.01  Amendments, Mergers, etc.:  Debtor shall not change its name, enter
           -------------------------
into any merger, consolidation, reorganization or recapitalization or reclassify its capital stock.

     8.02  Sale of Assets:  Debtor shall not sell, transfer, lease or otherwise
           --------------
dispose of all or (except in the ordinary course of business) any material part of its assets.

     8.03  Liens:  Except pursuant to Paragraph 6.10, Debtor shall not mortgage,
           -----
pledge, grant or permit to exist any Lien or Liens upon, any of its assets, of any kind, now owned or hereafter acquired, except for Permitted Liens, nor hypothecate or grant a Lien on its capital, net worth, equity accounts, or any capital stock, as the case may be. Debtor shall not mortgage, pledge, grant or permit to exist any Lien or Liens upon any of the remaining thirty-four percent (34%) of the capital stock or ownership interests of Debtor in any of Euro Bio-Pharm, Ltd. or Bio-Pharm Clinical Service, GmbH which has not been pledged to Bank pursuant to the Pledge Agreements, unless prior consent has been received from the Bank.

     8.04  Disposition of Right to Income:  Debtor shall not mortgage or grant
           ------------------------------
or permit to exist any Lien or Liens in, any of the Collateral, (including, without limitation, the Accounts), other than to Bank, except for Permitted Liens. Further, Debtor shall not sell, discount, transfer, assign, factor or otherwise dispose of its Collateral except in the ordinary course of business.

     8.05  Guarantor:  Debtor shall not become liable, directly or indirectly,
           ---------
as guarantor or otherwise, for any obligation of any other Person, except for the endorsement of negotiable instruments, including company checks of Debtor, for deposit or collection in the ordinary course of business, or pursuant hereto.

     8.06  Indebtedness:  Debtor shall not incur, create, or assume any
           ------------
Indebtedness, except: (1) the Loans; (2) Indebtedness secured only by Permitted Liens; (3) trade Indebtedness or operating lease indebtedness (to the extent approved) incurred in the ordinary course of business; (4) unsecured purchase money Indebtedness for equipment acquired hereafter in the ordinary course of business, and (5) any other Indebtedness existing as the date hereof and set forth on Exhibit I.
         ---------

     8.07  Dividends and Distributions:  Debtor shall not declare or pay any
           ---------------------------
dividends, or make any capital or equity distributions to any shareholder which would result in the occurrence of a Potential Default or Event of Default. Any dividend or distribution made in violation of this covenant shall be deemed subject to a resulting or constructive trust in favor of Bank.

     8.08  Loans:  Debtor shall not make any loan or advance to any officer,
           -----
shareholder, director, partner, or other affiliated Person or Persons, or any Person related to or affiliated with such Persons in excess of an aggregate amount outstanding at any time of Two Hundred Fifty Thousand Dollars ($250,000.00). In addition, Debtor shall not make any intercompany loan or advance to the Subsidiaries of Debtor in excess of an aggregate amount outstanding at any time of Seven Million Dollars ($7,000,000.00). As security for any intercompany loan, Debtor shall be required to do any and all actions set forth in Section 6.04 hereof.

     8.09  Statements Not Misleading, etc.:  Debtor shall not knowingly, after
           -------------------------------
reasonable inquiry, furnish Bank any certificate or other document that will contain any untrue statement of material fact or that will omit to state a material fact necessary to make it not misleading in light of the circumstances under which it is furnished.

     8.10  No Release of Hazardous Materials:  Debtor shall not cause or permit
           ---------------------------------
to exist, as a result of an intentional or unintentional action or omission on its part, or on the part of any third party, any disposal, releasing, spilling, leaking, pumping, emitting, pouring, emptying or dumping of any Hazardous Material in or onto any of the Locations except in compliance with Environmental Laws.

     8.11  Transactions with Affiliates, Etc.:  Debtor shall not permit any
           ----------------------------------
transfers of property or payments to any present or former Affiliate, shareholder, officer or employee of Debtor, or the successors, assigns or transferees of such individuals or entities, except for: (i) normal salary and compensation reasonable in amount under the circumstances in accordance with past practices; (ii) purchases or sales of Inventory in the ordinary course of business and on terms not less favorable to Debtor than arms-length market terms; and (iii) payments required under bona fide written rental, franchise or other operating agreements entered into in the ordinary course of business on arms-length terms.

     8.12  Regulation U:  Debtor shall not use the proceeds of any Loans
           ------------
hereunder directly or indirectly to purchase or carry any "margin stock" (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying, directly or indirectly, any such margin stock.

     8.13  Acquisitions.  Debtor will not acquire all or any portion of another
           -------------
business, including but not limited to a Subsidiary, for a purchase price in excess of $4,000,000 or a cash payment of over $2,000,000, unless Debtor shall have cash and cash equivalents of at least $4,000,000 after consummation of the acquisition and shall have obtained the prior written consent of the Bank, which consent shall not be unreasonably withheld.

                   ARTICLE 9 - REPRESENTATIONS AND WARRANTIES

     To induce Bank to enter into this Agreement, Debtor makes the following continuing representations and warranties to Bank, which representations and warranties shall be deemed renewed as of the date of each request for an Advance and deemed incorporated in each such request:

     9.01  Representations and Warranties as to Accounts Receivable:  As to each
           --------------------------------------------- ----------
Account Receivable carried on Debtor's financial statements or otherwise reported to Bank as an Account: (a) the Account arose from a bona fide outright sale of goods by Debtor or for services performed by Debtor and such services have been performed for the respective obligors or their designees; (b) the Account is based on an enforceable order or contract for services performed and that the same were performed in accordance with such order or contract; (c) the title of Debtor to the Account is absolute and is not subject to any prior assignment, claim, lien or security interest, except a Permitted Lien; (d) the amount shown on Debtor's books and on any invoice or statement delivered to Bank is owing to Debtor and no partial payment has been made thereon by anyone; (e) the Account, in the amount reported, is not subject to any contra, credit, claim of reduction, counterclaim, set-off, recoupment, or any claim for credit, allowances or adjustments by the obligor known to Debtor because of returned, inferior or unsatisfactory services, or for any other reason, except for customary discounts allowed for prompt payment; (f) the Account does not represent progress or contract billings except for services actually performed;
(g) to the best knowledge of Debtor, the obligor is not bankrupt or insolvent or the subject of receivership proceedings, nor has made an assignment for benefit of creditors or a composition with creditors; and (h) at least 75% of the account balances for all Accounts for the same obligor comply with these representations and warranties.

     9.02  Representations and Warranties as to Equipment:  As to each item of
           ----------------------------------------------
Equipment shown on Debtor's financial statements:

           (a) Such Equipment has been purchased and received by the Debtor, and is held by the Debtor free and clear of all Liens and claims whatever except a Permitted Lien;

           (b) Such Equipment is in merchantable condition, not obsolete, not defective, usable for the purposes for which purchased, held and processed;

           (c) The value at which the Equipment is carried is the cost of such Equipment on an item by item basis.

     9.03  Other Representations and Warranties:
           ------------------------------------

           (a) Debtor is a business corporation, duly organized, validly existing and in good standing under the state of its respective organization first recited above, and in each other jurisdiction that requires such qualification wherein it owns or leases any property or conducts any business, except where the failure to qualify would have a material adverse effect on the business, operations, properties and financial condition of Debtor;

           (b) The making, delivery and performance of this Agreement, the Notes, the Pledge Agreements, the Collateral Assignment and Security Agreements and the other Loan Documents will not immediately, or with the passage of time, the giving of notice, or both:

               (1) Violate the charter or by-law provisions of Debtor or violate any Laws or result in a default under any material contract, agreement, or instrument to which Debtor is a party or by which it or its property is bound; or

               (2) Terminate or give any party the right to terminate any material contract, agreement or instrument to which Debtor is a party or by which its properties may be bound or affected; or

               (3) Result in the creation or imposition of any Lien upon, any of the assets of Debtor except in favor of the Bank;

           (c) Debtor has the corporate power and authority to enter into and perform this Agreement, the Notes, the Pledge Agreements, the Collateral Assignment and Security Agreements and the other Loan Documents, and to incur the Obligations herein and therein provided for, and has taken all action necessary to authorize the execution, delivery, and performance of the same;

           (d) This Agreement, the Notes, the Pledge Agreements, the Collateral Assignment and Security Agreements and the other Loan Documents are and continue to be valid, binding, and enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency and reorganization laws and general equitable principles;

           (e) Except as described on Exhibit E attached hereto, Debtor is not a party to or, to its best knowledge, threatened with, any litigation, suit, action, investigation, proceedings or controversy before any Court, administrative agency or other governmental authority which, if adversely determined, would result in any material adverse change in its business operations, properties or assets or in its condition, financial or otherwise, or in any way affect this Agreement or the transactions contemplated hereby, and Debtor is not in violation of or in default with respect to any judgment, order, writ, injunction, decree or rule of any court, administrative agency or governmental instrumentality or in any material respect under any regulation of any administrative agency or governmental instrumentality.

           (f) Debtor has good and marketable title to all of its assets, subject to no Lien or other claim of any third person except for Permitted Liens;

           (g) The financial statements, including any schedules and notes pertaining thereto, of Debtor which have been provided to Bank prior to or on the Effective Date have been prepared in accordance with GAAP, and fully and fairly present the financial condition of Debtor at the dates thereof and the results of operations for the periods covered thereby. There have been no material adverse changes in the financial condition of Debtor since the date of its financial statements dated December 31, 1993 which were delivered to Bank prior to the date of the Commitment;

           (h) Except as may be disclosed on Exhibit E or Exhibit F, Debtor has
                                             ---------    ---------
filed all federal, state, and local tax returns, and other reports which it is required by Law to file prior to the date hereof and which are material to the conduct of its business, has paid or caused to be paid all taxes, assessments and other governmental charges that are due and payable prior to the date hereof, has complied with all applicable Federal and State tax laws, and has made adequate provision for the payment of such taxes, assessments or other charges accruing but not yet payable, and Debtor has no knowledge of any deficiency or additional assessment in a materially important amount in connection with any taxes, assessments or charges not provided for on its books;

           (i) Except as described on Exhibit L, Debtor is in compliance in all
                                      ---------
material respects with ERISA, Debtor does not sponsor, maintain or contribute to or plan to sponsor, maintain or contribute to, or has not sponsored, maintained or contributed to at any previous date, any "Defined Benefit Plans", as defined in Section 3(35) of ERISA, and no Reportable Event, as defined in Section 4043 of ERISA, or Prohibited Transaction, as defined in Section 406 of ERISA, has occurred with respect to any Plan; and

           (j) Debtor is not in material violation of or subject to any contingent liability on account of any Law (including but not limited to any Environmental Law). No Lien arising under or in connection with any Environmental Law has attached to any revenues or any real or personal property owned, leased, occupied or operated by Debtor, nor does Debtor have any reason to believe that any governmental agency has incurred any costs which may give rise to any such lien hereafter.

           (k) To the best of Debtor's knowledge, after reasonable inquiry, no representation or warranty furnished pursuant hereto contains any untrue statement of material fact or omits to state a material fact necessary to make such representation or warranty not misleading in light of the circumstances under which it was made.

           (l) Each consent, approval or authorization of, or filing, registration or qualification with, any Person which is required to be obtained or effected by Debtor in connection with the execution and delivery of this Agreement, the Notes, the Pledge Agreements, the Collateral Assignment and Security Agreements and the other Loan Documents, or the undertaking or performance of any obligation hereunder or thereunder, has been duly obtained or effected;

           (m) Except as specifically disclosed in Exhibit F attached hereto,
                                                   ---------
Debtor has no other material real property leases, employment agreements, insurance and welfare agreements. Except for commitments to purchase equipment to be financed by the Non-Revolving Equipment Loan and except as otherwise disclosed on the financial statements for the period ended June 30, 1997, which are attached as an annex to Exhibit K, Debtor has no other contingent or
                            ---------
noncontingent liability, which is or are material in amount. To the best of Debtor's knowledge, all parties to all such leases, contracts and other commitments to which Debtor is or was party have complied with the provisions of such leases, contracts and other commitments, no party is in default under any thereof and no event has occurred which, but for the giving of notice or the passage of time, or both, would constitute a default with respect thereto;

           (n) Debtor has not made any agreement or has taken any action which may cause anyone to become entitled to a commission or finder's fee as a result of the making of the Loans;

           (o) Debtor will take all necessary steps to preserve Debtor's corporate existence, and all of its franchises and licenses, and will comply with all present and future regulatory and other Laws applicable to it in the operation of its business, and with all material agreements to which it is subject;

           (p) Debtor shall not make any borrowing hereunder for the purpose of buying or carrying any "margin stock," as such term is used in Regulation U of the Board of Governors of the Federal Reserve System, as amended from time to time. Neither Debtor nor any Subsidiary owns any "margin stock". Debtor is not engaged in the business of extending credit to others for such purpose, and no part of the proceeds of any borrowing hereunder will be used to purchase or carry any "margin stock" or to extend credit to others for the purpose of purchasing or carrying any "margin stock".

           (q) For purposes of this Agreement, each of the following shall be defined as a "Location": (i) Debtor's Chief Executive Office, (ii) the locations of all Equipment and other Collateral, and (iii) the locations of each office at which Debtor maintains Records concerning Accounts, General Intangibles and other financial matters. All of Debtor's Locations are identified on Exhibit G hereto.
              ---------

           (r) Attached hereto as Exhibit H is a schedule setting forth all
                                  ---------
Indebtedness of Debtor (other than outstanding and unfilled orders to purchase property, products, materials or supplies) where the principal amount of the Indebtedness (in the case of Indebtedness classifiable as liabilities under GAAP) or the present value of all future payments with respect to the Indebtedness (in the case of all other Indebtedness) exceeds $100,000.00.

           (s) No Debtor has Indebtedness to any Affiliate, or is owed anything on account of indebtedness of an Affiliate to it, except subordinated indebtedness and such Indebtedness (if any) shown on Exhibit I
                                                     ---------

           (t) The only Subsidiaries of Debtor are outlined on Exhibit J attached hereto.

           (u) The authorized and issued capital stock or ownership interests of each Subsidiary of Debtor is as indicated on Exhibit J attached hereto. Exhibit
                                             ---------                   -------
J attached hereto also sets forth the ownership of the issued and outstanding
-
shares of capital stock or ownership interests of each Subsidiary of Debtor.
All of the issued and outstanding shares of capital stock or ownership interests of each Subsidiary of Debtor have been validly issued and are fully paid and nonassessable. There are no options, warrants or other rights outstanding to purchase any such shares or ownership interests except as indicated on Exhibit J
                                                                       ---------
attached hereto. Debtor has good and marketable title to all of the issued and outstanding shares of capital stock or ownership interests of each Subsidiary of Debtor that it purports to own, free and clear in each case of any Lien except for Liens created under the Pledge Agreements.

                              ARTICLE 10 - DEFAULT

     10.01 Events of Default:  The occurrence of any one or more of the
           -----------------
following shall constitute an Event of Default hereunder:

           (a) Debtor shall fail to pay, when due, any installment of principal or any installment of interest payable hereunder or under any of the Notes or other Loan Documents; or Debtor shall fail to pay any fee, charge or expense, payable hereunder or under any of the Notes or other Loan Documents within ten
(10) days after notice from Bank; or

           (b) Debtor shall fail to pay any Indebtedness (other than Indebtedness under the Loan Documents) exceeding in the aggregate amount outstanding at any one time the sum of One Hundred Thousand Dollars ($100,000.00), when due, to any Person and such failure shall continue beyond any applicable grace period, or any other event of default shall arise under any agreement evidencing any Indebtedness; and with respect to any defaults as are not reasonably capable of cure within the applicable grace period, no Event of Default shall be deemed to have occurred so long as Debtor shall have, in good faith, commenced said cure within said initial grace period and thereafter shall diligently pursue said cure to completion within such additional period of time as shall be reasonably required, not to exceed thirty (30) days in any event.

           (c) Any financial statement, representation or warranty made or furnished by Debtor or its agents to Bank in connection with this Agreement, or as an inducement to Bank to enter into this Agreement, or in any separate statement or document to be delivered hereunder to Bank, shall be false, incorrect, or incomplete when made as to any material fact or facts;

           (d) Debtor shall generally not or shall be unable to or shall admit or have admitted its inability to pay, or shall fail to pay, its debts as they mature, or shall make an assignment for the benefit of its creditors;

           (e) Proceedings in bankruptcy, or for reorganization of Debtor or for the readjustment of debts, under the Bankruptcy Code, as amended, or any part thereof, or under any other Laws, whether state or federal, for the relief of debtors, now or hereafter existing, shall be commenced or shall have been commenced by or against Debtor and if commenced against Debtor shall not be stayed or discharged within sixty (60) days of commencement;

           (f) A receiver or trustee shall be appointed or shall have been appointed for Debtor or any substantial part of its assets, or any proceedings shall be instituted for the dissolution or the full or partial liquidation of Debtor and such receiver or trustee shall not be discharged within sixty (60) days of initial appointment, or such proceedings shall not be stayed or discharged within thirty (30) days of their commencement, or Debtor shall discontinue business or materially change the nature of its business;

           (g) Debtor shall suffer a final judgment for the payment of money (other than Indebtedness under the Loan Documents) in excess of One Hundred Thousand Dollars ($100,000.00), and shall not discharge the same within a period of thirty (30) days unless execution thereon is effectively stayed or bonded pending further proceedings;

           (h) A judgment creditor of Debtor shall obtain possession of or any attachment or other judicial process shall issue against, any of the Collateral by any means, including, but without limitation, levy, distraint, replevin or self-help or on a consensual basis, if such possession, attachment, process, levy or distraint is, in Bank's reasonable opinion, material or if such possession, attachment, process, levy or distraint shall not have been finally stayed, enjoined or terminated within thirty (30) days after it was first obtained;

           (i) The validity or enforceability of this Agreement, the Notes, the Pledge Agreements, the Collateral Assignment and Security Agreements or any of the other Loan Documents shall be contested in any judicial forum by Debtor or any Affiliate, or Debtor shall deny that it has any liability or obligation hereunder or thereunder;

           (j) Any default by Debtor with respect to any other Obligation to Bank as to which any required notice has been given, any applicable grace period has expired, and such default remains uncured and unwaived;

           (k) Any event of default (or any event or condition which, with notice or lapse of time or both, would become an event of default) shall arise under any document relating to the Letter of Credit, including, without limitation, the failure of Debtor to pay its obligations to Bank thereunder;

           (l) Any financial statement, representation or warranty made or furnished by Debtor under any of the Letter of Credit Documents to Bank in connection with the Letter of Credit, or as an inducement to Bank to enter into the Letter of Credit, or in any separate statement or document to be delivered thereunder to Bank, shall be false, incorrect, or incomplete when made as to any material fact or facts;

           (m) Any one or more of the following events occurs which, in Bank's reasonable opinion, when taken individually or collectively, have, or is or are likely to have, a material, adverse effect on the financial condition or business operations of Debtor and such event or circumstance continues for a period of sixty (60) days after written notice to cure is given by Bank:

               (i) The PBGC notifies a Plan pursuant to Section 4042 of ERISA by service of a complaint, threat of filing a lawsuit, or otherwise of its determination that an event described in Section 4042(a) of ERISA has occurred, a Plan should be terminated, or a trustee should be appointed for a Plan; or

               (ii) Any action is taken to terminate a Plan pursuant to its provisions or the Plan administrator files with the PBGC a notice of intent to terminate a Plan in accordance with Section 4041 of ERISA; or

               (iii) Any action is taken by a plan administrator to have a trustee appointed for a Plan pursuant to Section 4042 of ERISA; or

               (iv) A return is filed with the Internal Revenue Service, or a Plan is notified by the Secretary of the Treasury that a notice of deficiency has been mailed, with respect to the tax imposed under Section 4971(a) of the Code for failure to meet the minimum funding standards established under Section 412 of the Code; or

               (v)   A Reportable Event occurs with respect to a Plan; or

               (vi) Any action is taken to amend a Plan to become an employee benefit plan described in Section 4021(b)(1) of ERISA, causing a Plan termination under Section 4041(e) of ERISA; or

               (vii) Either Debtor or any member of the same controlled group receives a notice of liability or demand for payment on account of complete withdrawal under Section 4203 of ERISA, partial withdrawal under
Section 4205 of ERISA or on account of becoming secondarily liable for withdrawal liability payments under Section 4204 of ERISA (sale of assets);

            (n) A material adverse change shall occur in the financial condition, business or prospects of Debtor;

            (o) Debtor shall fail to observe or perform any other obligation to be observed or performed by it hereunder or under any of the Notes, Pledge Agreements, Collateral Assignment and Security Agreements or the other Loan Documents, which is not specifically enumerated in subsections (a)-(n) above, and such failure shall continue uncured for a period of thirty (30) consecutive days.

     10.02  Acceleration:  Immediately and without notice upon the occurrence of
            ------------
an Event of Default specified in subsection 10.01(e) or subsection 10.01(f), or in other cases, at the option of Bank, upon notice by Bank or its agent or attorney to Debtor of the occurrence of an Event of Default, all Obligations, whether hereunder or otherwise, including without limitation those evidenced by the Notes, shall immediately become due and payable, without further action or notice of any kind.

     10.03  Remedies:  Upon the occurrence of an Event of Default, Bank shall
            --------
have, in addition to the rights and remedies given it by this Agreement, the Notes, the Pledge Agreements, the Collateral Assignment and Security Agreements or any of the other Loan Documents and the remaining documents delivered pursuant hereto, all those allowed by all applicable Laws, including, without limitation, the Uniform Commercial Code.

            Without limiting the generality of the foregoing, Bank may immediately, without demand for performance and without other notice or demand whatsoever to Debtor (except as specifically required by this Agreement or the documents delivered pursuant hereto or as required by applicable laws), sell at public or private sale or otherwise realize upon, at any place designated by Bank in its sole discretion, including any place of business of Bank or any of its affiliates, the whole or, from time to time, any part of the Collateral, or any interest which Debtor may have therein. After deducting from the proceeds of sale or other disposition of the Collateral all expenses (including all expenses for legal services), Bank shall apply such proceeds toward the satisfaction of the Obligations, in such order as it shall determine. Any remainder of the proceeds after satisfaction in full of the Obligations shall be distributed as required by applicable Laws. At any such sale or other disposition, Bank may, to the extent permissible under applicable Laws, purchase the whole or any part of the Collateral, free from any right of redemption on the part of Debtor, which right is hereby waived and released. Notice of any sale or other disposition shall be given to Debtor at the address hereinafter set forth or such other address as may from time to time be shown on Bank's records at least ten (10) days before the time of any intended public sale or of the time after which any intended private sale or other disposition of the Collateral is to be made, which Debtor hereby agree shall be reasonable notice of such sale or other disposition. Debtor agrees to assemble, or to cause to be assembled, at Debtor's own expense, the Collateral at such place or places as Bank shall designate. Without limiting the generality of any of the rights and remedies conferred upon Bank under this Section, Bank may, to the full extent permitted by applicable Laws do any or all of the following:

            (a) Enter upon any premises of Debtor, exclude Debtor therefrom, and take immediate possession of the Collateral, either personally or by means of a receiver appointed by a court of competent jurisdiction, or by other lawful means;

            (b) At Bank's option, use, operate, manage and control the Collateral in any lawful manner;

            (c) Collect and receive any or all rents, income, revenue, earnings, issues, and profits (including the Accounts), and proceeds therefrom; and

            (d) Maintain, repair, renovate, alter or remove the Collateral as Bank may determine in its discretion.

     10.04  Application of Proceeds. Upon the occurrence of an Event of Default,
            -----------------------
and so long as the Event of Default continues uncured or unwaived, Debtor irrevocably waives the right to direct the application of all payments, including proceeds of Collateral, that may be received by Bank or for the benefit of Debtor. The proceeds of any sale or other disposition of all or any part of the Collateral, or any interest which Debtor may have therein, shall be applied by Bank in the following order:

            (a) First, to payment of all costs and expenses incurred by Bank under any of the Loan Documents including without limitation all costs and expenses relating to disposition of Collateral or enforcement of the Debtor's Obligations, and reasonable attorneys' fees,

            (b) Second, to the payment in full of the unpaid principal balance of, and all accrued and unpaid interest on, the Loans, the Notes, and other Obligations all in accordance with the terms of the Notes, this Agreement, the Pledge Agreements, the Collateral Assignment and Security Agreements and the other Loan Documents, and

            (c) Third, to the payment in full of all other Obligations of Debtor to Bank, and

            (d) Fourth, to the Debtor to the extent of any surplus. Debtor shall remain liable to Bank for any deficiency in payment of the Obligations to Bank after application of the proceeds in accordance with this Section 10.04.

     10.05  Enforcement and Waiver by the Bank: Bank shall have the right at all
            ----------------------------------
times to enforce the provisions of this Agreement and the documents delivered pursuant hereto in strict accordance with the terms hereof and thereof, notwithstanding any conduct or custom on the part of Bank in refraining from so doing at any time or times. The failure of Bank at any time or times to enforce its rights under such provisions, strictly in accordance with the same, shall not be construed as having created a custom in any way or manner contrary to specific provisions of this Agreement or as having in any way or manner modified or waived the same. All rights and remedies of Bank are cumulative and concurrent and the exercise of one right or remedy shall not be deemed a waiver or release of any other right or remedy.

                          ARTICLE 11 - MISCELLANEOUS

     11.01  Interpretation:  The provisions of this Agreement shall be in
            --------------
addition to those of any Letter of Credit Documents, security agreement, note or other evidence of liability now or hereafter at any time held by Bank, all of which shall be construed as complementary and supplementary to each other to the extent possible. Nothing herein contained shall prevent Bank from enforcing any or all other agreements in accordance with their respective terms.

     11.02  Further Assurances:  From time to time, Debtor will execute and
            ------------------
deliver to Bank such additional documents and will provide such additional information as Bank may reasonably require, to carry out the terms of this Agreement and be informed of the Debtor's status and affairs.

     11.03  Power to Execute Documents:  Upon and during the occurrence of an
            --------------------------
Event of Default, and so long as any Obligations remain outstanding, Debtor hereby irrevocably (this power being coupled with an interest) appoints, constitutes and names Bank, or any of its attorneys or agents, the true and lawful attorney for Debtor, with full power of substitution, to do any or all of the following at any time (but this grant of authority shall not negate any other grant of authority under this Agreement which may authorize other actions, or similar actions under other circumstances, and Debtor shall not take any actions to contest or reverse or negate Bank's actions hereunder):

            (a) to receive mail at Bank's designated address and open the same, endorse, sign and deliver, in the name of Debtor, or in Bank's name, all checks, drafts, money orders and other instruments, for the payment of moneys which are payable to Debtor;

            (b) to sign the name of Debtor, and to receive for Debtor, on any schedules, assignments, instruments, documents and Uniform Commercial Code financing, amending or continuation statements which Debtor is obligated to give Bank hereunder or any invoice, warehouse receipt, bill of lading or other Document, Instrument or Chattel Paper, or any Accounts, statements therefor, drafts against obligors or drawn or to be drawn under any letters of credit, notices to obligors, certificates or other documents to be delivered or presented under letters of credit or schedules or assignments of Accounts; and

            (c) to take or bring at the Debtor's expense, in the name of Debtor, or Bank, all steps, actions and suits that Bank considers necessary or desirable to effect collections of Accounts, to enforce payment of any Account, to settle, compromise, sell, assign, discharge or release, in whole or in part, any amounts owing on Accounts, to extend the time of payment of any and all Accounts and to make allowances and adjustments with regard to Accounts; and

            (d) to do such other and further acts and deeds in the name of Debtor that Bank may deem necessary or desirable to enforce the rights of Debtor against third parties with respect to any Collateral.

     11.04  Cost, Expenses, and Fees Paid and Payable to Bank:
            -------------------------------------------------

            (a) All reasonable attorneys fees and other expenses incurred by Bank as part of this transaction shall be a part of the Obligations hereunder and shall be paid at the signing hereof or at such later time as the Bank may specify.

            (b) Debtor agrees that all costs, expenses, and reasonable attorneys' fees of, or incidental to the custody, care, management, sale or collection of, or realization upon, any of the Collateral or in any way relating to the care, enforcement or protection of the Collateral or in the enforcement of any and all rights of Bank either hereunder or under any applicable law or custom, shall become part of the Obligations and entitled to the benefits of this Agreement as if an Advance made hereunder upon the application of Debtor, and Bank may at any time apply to the payment of all such costs and expenses all moneys of Debtor or other proceeds arising from the possession or disposition of all or any portion of the Collateral.

     11.05  Notices:  Any notices or consents required or permitted by this
            -------
Agreement shall be in writing and shall be deemed delivered if personally delivered or if sent by certified mail, postage prepaid, return receipt requested or overnight courier service, as follows, unless such address is changed by written notice hereunder:

If to Debtor:                       IBAH, Inc.
                                    Four Valley Square
                                    512 Township Line Road
                                    Blue Bell, PA 19422
                                    ATTN:  Neil H. Lansing, II
                                           Vice President and CFO

with a copy to:                     Jane H. Hollingsworth, Esquire
                                    IBAH, Inc.
                                    Four Valley Square
                                    512 Township Line Road
                                    Blue Bell, PA  19422

If to Bank: with a copy to:         CoreStates Bank, N.A.
                                    2240 Butler Pike
                                    Plymouth Meeting, PA  19462
                                    ATTN:  Stasia H. Whiteman, Vice President

                                    Linda Ann Galante, Esquire
                                    Stradley, Ronon, Stevens & Young, LLP
                                    30 Valley Stream Parkway
                                    Malvern, PA  19355

     Any notice hereunder shall be deemed to have been given three (3) days after mailing thereof, or upon actual delivery to an agent of the recipient party, to the other party at such party's then effective address hereunder. Notices by Bank may be given on its behalf by its agent or attorney.

     11.06  Waiver and Release by Debtor:  To the maximum extent permitted by
            ----------------------------
applicable Laws, Debtor:

            (a) Waives demand, protest, presentment, and notice of dishonor of all commercial paper at any time held by Bank on which Debtor is in any way liable;

            (b) Releases Bank and its officers, attorneys, agents and employees from all claims for loss or damage caused by any act or omission on the part of any of them except negligence.

     11.07  JURISDICTION:  DEBTOR CONSENTS TO THE PERSONAL JURISDICTION OF THE
            ------------
FEDERAL OR STATE COURTS LOCATED IN THE COMMONWEALTH OF PENNSYLVANIA AND AGREES THAT VENUE SHALL BE PROPER AND THE FORUM SHALL BE CONVENIENT IN THE CITY OF PHILADELPHIA OR IN CHESTER COUNTY, PENNSYLVANIA, IF SUIT IS FILED BY ANY PARTY TO ENFORCE, INTERPRET OR CONSTRUE THIS AGREEMENT. DEBTOR AND BANK HEREBY MUTUALLY AND RECIPROCALLY WAIVE ALL RIGHT TO JURY TRIAL.

     11.08  Applicable Law: The internal substantive laws of the Commonwealth of
            --------------
Pennsylvania shall govern the construction of this Agreement and the rights and remedies of the parties hereto without regard to any laws relating to conflict of laws or choice of law.

     11.09  Indemnity:  To the maximum extent permitted by applicable law,
            ---------
Debtor, for itself and its successors (herein, "Indemnifying Parties"), shall jointly and severally indemnify, hold harmless, and upon request defend Bank and its shareholders, officers, directors, employees, attorneys and agents, and their respective successors and assigns (collectively, the "Indemnified Parties") from and against any and all claims and liabilities asserted against any Indemnified Party by any Indemnifying Party or any third party (including without limitation for negligence or gross negligence) (herein, "Claims"), and will pay and reimburse to the Indemnified Parties all losses, payments, reasonable costs and expenses associated therewith, or with the defense of all Indemnified Parties (including without limitation reasonable attorneys' fees) which any Indemnified Party may suffer, incur or be exposed to by reason of or in connection with or rising out of the transport, release, treatment, processing, manufacture, deposit, storage, disposal, burial, dumping, injecting, spilling, leaking or placement at any time heretofore or hereafter, by any person or entity, of any Hazardous Material (except in compliance with all Environmental Laws), including but not limited to any of the following whether incurred by an Indemnified Party, an Indemnifying Party or any third party: (1) costs of or liability for investigation, monitoring, boring, testing and evaluation; (2) costs or liabilities for abatement, correction, response, cleanup, removal or remediation; (3) fines, damages, penalties and other liabilities; (4) liability for personal injury or property damage.

     11.10  Investigation and Cure of Environmental Matters:  In the event of
            -----------------------------------------------
failure of Debtor to comply with any provision of this Agreement or any other Loan Document relating to Hazardous Materials, Environmental Laws or Environmental Regulators, or if Bank shall have reason to believe that any Hazardous Material has been or is likely to be released on, in or under any Location (except in compliance with all Environmental Laws), Bank may do any or all of the following: (i) Bank shall have the right to investigate, or to demand that Debtor investigate and report to Bank on (in which case Debtor shall investigate and report to Bank on) investigation of such Location, and if Bank requests through an independent reputable environmental consulting or engineering firm acceptable to Bank; (ii) without obligation to do so, to cure such default or to comply or cause compliance, or to demand that Debtor cure such default or comply or cause compliance, with any or all Environmental Laws. All of the foregoing shall be at the expense of Debtor, and any expense incurred by Bank in connection with any of the foregoing (including without limitation its expenses relating to attorneys fees and any environmental consultants or engineers) shall be additional obligation of Debtor hereunder which shall be payable to Bank upon demand, with interest computed at the Default Rate from the date(s) upon which said costs and expenses were incurred by Bank.

     11.11  Merger of CoreStates Bank, N.A. and Meridian Bank:  Debtor
            -------------------------------------------------
acknowledges and understands that CoreStates Bank, N.A., is the successor by merger to Meridian Bank. Debtor acknowledges and agrees that any of the Loan Documents executed and delivered to Meridian Bank shall inure to the benefit of and shall be enforceable by CoreStates Bank, N.A., as successor by merger. Effective as of the date of the merger of Meridian Bank into CoreStates Bank, N.A., all references in the Loan Documents to Meridian Bank shall be deemed to refer to CoreStates Bank, N.A., and all references in the Loan Documents to the National Commercial Rate shall be deemed to refer to the "Prime Rate", as defined in this Second Amended and Restated Loan and Security Agreement.

     11.12  Binding Effect, Assignment and Entire Agreement:  This Agreement
            -----------------------------------------------
shall become effective upon delivery of the Notes, and acceptance of this Agreement by execution in, to Bank's main office in Malvern, Pennsylvania and shall inure to the benefit of, and shall be binding upon, the respective heirs, executors, administrators, successors and permitted assigns of the parties hereto. Debtor has no right to assign any of its rights or obligations hereunder without the prior written consent of Bank. This Agreement, and the documents executed and delivered pursuant hereto, constitute the entire agreement between the parties, and may be amended only by a writing signed on behalf of each party.

     11.13  Severability:  If any provision of this Agreement shall be held
            ------------
invalid under any applicable Laws, such invalidity shall not affect any other provision of this Agreement which can be given effect without the invalid provision. To this end, the provisions hereof are severable.

     11.14  Counterparts:  This Agreement may be executed in any number of
            ------------
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, under seal, as of the day and year first above written.

                                            IBAH, INC.



Attest: \s\ Jane H. Hollingsworth           By: \s\ Geraldine A. Henwood
        ------------------------------          --------------------------------
Name:   Jane H. Hollingsowrth               Name:  Geraldine A. Henwood
Title:  Secretary                           Title:    CEO

                                            CORESTATES BANK, N.A.



Attest: \s\ Ann Marie Janus                 By: \s\ Stasia Whiteman
        ------------------------------          --------------------------------
Name:   Ann Marie Janus                     Name:  Stasia Whiteman
Title:                                      Title: Vice President

                                            THE HARDARDT GROUP, INC.


Attest: \s\ Jane H. Hollingsworth           By: \s\ Geraldine A. Henwood
        -----------------------------           --------------------------------
Name:   Jane H. Hollingsowrth               Name:  Geraldine A. Henwood
Title:  Secretary                           Title: President

                                   Exhibits:
                                   --------

A -  Form of International Facilities Agreement
B -  Permitted Liens
C -  Post-Closing Items
D -  Form of Covenant Compliance Certificate
E -  Litigation
F -  Commitments and Contingencies
G -  Locations
H -  Indebtedness
I -  Affiliate Indebtedness
J -  Capitalization and Ownership of Subsidiaries
K -  Financial Statements
L -  ERISA Compliance

                                   EXHIBIT B

                                PERMITTED LIENS


1.   Equipment liens in favor of Mitel Finance Corp.

2.   Two Equipment liens in favor of Meridian Leasing, Inc.

3.   Equipment liens in favor of  Steelcase Financial Services, Inc.

4.   Equipment lien in favor of CoreStates, Leasing, Inc.

                                   EXHIBIT C

                               POST-CLOSING ITEMS


1. Execution of the Pledge Agreement by and between Debtor and Bank, which is in the form attached hereto as Annex 1, pledging sixty-six percent (66%) of the ownership interests of Debtor in Euro Bio-Pharm Holdings, B.V., authentication by a German Notar and any and all other actions required to be performed or have performed by Debtor in order to record and perfect the lien of Bank upon such ownership interests.

2. Delivery of the originally executed Euro Bio-Pharm Clinical Services GmbH Note, which is in the form attached hereto as Annex 2, and the Euro Bio-Pharm, Ltd. Note, which is in the form attached hereto as Annex 3.

3.   Delivery of executed Landlord's Waivers for each leased property.

4. Certificate of Good Standing and subsistence of Hardardt as of a recent date from each state in which Hardardt is organized or qualified (or to be qualified) to transact business.

5. Debtor acknowledges that Bank has requested certain lien searches on Debtor and Hardardt but has not received the results of such lien searches as of the date hereof. Debtor agrees to remove and discharge any and all liens, judgments or encumbrances revealed by such lien searches (except Permitted Liens) within fifteen (15) days of written notice of the search results from Bank, and execute and deliver to Bank all necessary releases, satisfactions, subordinations and terminations statements requested by Bank.

6.   Legal Opinion of Morgan, Lewis & Bockius in the form delivered on July 8,
     1994.

7. Certificate of Incorporation of the Hardardt Group, Inc. certified by the Secretary of State in the State in which it is organized.

8. Secretary's Certificate form the Secretary of The Hardardt Group, Inc. in the form delivered by IBAH, Inc. on the date hereof.

9. Exhibit I to this Second Amended and Restated Loan and Security Agreement, scheduling inter and intra company (affiliate) indebtedness.

                                   EXHIBIT D

                        COVENANT COMPLIANCE CERTIFICATE


I hereby certify that IBAH, Inc. has maintained the following financial covenants in accordance with Generally Accepted Accounting Principles, as measured at the end of the calendar quarter ended _______________ in accordance with Article 7.13 of the Second Amended and Restated Loan and Security
Agreement dated August      , 1997 (the "Loan Agreement").  All capitalized
terms shall have the meanings provided therefor in the Loan Agreement.



                                        IBAH, INC.


                                        By: ____________________________________
                                            Designated Officer
Date: ______________________

                                   EXHIBIT E

                                  LITIGATION


1. Claim by ex-employee of GmbH for bonus relating to sales commission at 600,000 D.M.

2. Claim by third party for payment for service allegedly performed in the amount of approximately $200,000.

                                  EXHIBIT F

                         COMMITMENTS AND CONTINGENCIES


                        Material Employment Agreements
                        ------------------------------

1.   Sherrin Baky

2.   Len Stigliano

3.   David Jackson

4.   Gerald Faich

5.   Rudi Weaker

6.   Cornelius Lansing

                                   EXHIBIT F

                         COMMITMENTS AND CONTINGENCIES

                         Material Real Property Leases
                         -----------------------------
Bio-Pharm Clinical Services                     Bio-Pharm Pharmaceutics Services, Inc.
512 Township Line Road                          425 Delaware Drive
1 Valley Square, 3 Valley Square                Fort Washington, PA  19034  USA
4 Valley Square, 5 Valley Square
Blue Bell, PA  19422  USA

Bio-Pharm Pharmaceutics Services, Inc.          Bio-Pharm Regional
525 Virginia Drive                              872 S. Milwaukee Avenue, #265
Fort Washington, PA  19034  USA                 Libertyville, IL  60048  USA

Bio-Pharm Clinical Services                     Pacific Bio-Pharm
3925 North Duke Street                          19 Grosvenor Street
Durham, NC  27704  USA                          Neutral Bay, NSW
                                                Australia 1089

Euro Bio-Pharm GmbH                             Euro Bio-Pharm
Konigsteiner Star. 10                           2 Ter, Villa Thoreton
65812 Bad Soden a. Ts.                          75015 Paris
Germany                                         France

Euro Bio-Pharm                                  Euro Bio-Pharm AG
Wessex Business Centre                          Muhlemattstrasse 22
Bumpers Way, Bumpers Farm                       4104 Oberwil/Bael
Chippenham, Wiltshire                           Switzerland
England  SN14 6NQ

Euro Bio-Pharm                                  Euro Bio-Pharm A/S
Blv A. Reyers 161 Box 4                         Kongens Nytorv 6, 4. Floor
1030 Bruseels                                   KD 1050
Belgium                                         Copenhagen

Bio-Pharm International, Inc.                   Ao De-Scor/ Ao Katuar
Betlem Palasi-Betlemesky palac                  Ulitsa Chaplygina
Husova 5                                        Dom 1-A, #45
11000 Prague 1                                  Moscow,
Czech Republic                                  Russia  103062

Resource Biometrics, Inc.                       The Hardardt Group
5801 Christie Avenue, Suite 355                 6 Century Drive
Emeryville, CA  94608-1928  USA                 Parsippany, NJ  07054  USA

The Hardardt Group
1000 4th Street, Suites 550 and 640
San Rafael, CA  94901 USA

                                   EXHIBIT G

                                   LOCATIONS

Bio-Pharm Clinical Services                     Bio-Pharm Phamaceutics Services, Inc.
512 Township Line Road                          425 Delaware Drive
1 Valley Square, 3 Valley Square                Fort Washington, PA  19034  USA
4 Valley Square, 5 Valley Square
Blue Bell, PA  19422  USA


Bio-Pharm Phamaceutics Services, Inc.           Bio-Pharm Regional
525 Virginia Drive                              872 S. Milwaukee Avenue, #265
Fort Washington, PA  19034  USA                 Libertyville, IL  60048  USA

Bio-Pharm Clinical Services                     Pacific Bio-Pharm
3925 North Duke Street                          19 Grosvenor Street
Durham, NC  27704  USA                          Neutral Bay, NSW
                                                Australia 1089

Euro Bio-Pharm GmbH                             Euro Bio-Pharm
Konigsteiner Str. 10                            2 Ter, Villa Thoreton
65812 Bad Soden a. Ts.                          75015 Paris
Germany                                         France

Euro Bio-Pharm                                  Euro Bio-Pharm AG
Wessex Business Centre                          Muhlemattstrasse 22
Bumpers Way, Bumpers Farm                       4104 Oberwil/Bael
Chippenham, Wiltshire                           Switzerland
England  SN14 6NQ

Euro Bio-Pharm                                  Euro Bio-Pharm A/S
Blv A. Reyers 161 Box 4                         Kongens Nytorv 6, 4. Floor
1030 Bruseels                                   KD 1050
Belgium                                         Copenhagen

Bio-Pharm International, Inc.                   Ao De-Scor/ Ao Katuar
Betlem Palasi-Betlemesky palac                  Ulitsa Chaplygina
Husova 5                                        Dom 1-A, #45
11000 Prague 1                                  Moscow,
Czech Republic                                  Russia  103062

Resource Biometrics, Inc.                       The Hardardt Group
5801 Christie Avenue, Suite 355                 6 Century Drive
Emeryville, CA  94608-1928  USA                 Parsippany, NJ  07054  USA

The Hardardt Group
1000 4th Street, Suites 550 and 640
San Rafael, CA  94901  USA

                                   EXHIBIT H

                                 INDEBTEDNESS


1. This Second Amended and Restated Loan and Security Agreement with CoreStates Bank, N.A.

                                   EXHIBIT J

              CAPITALIZATION AND OWNERSHIP OF MAJOR SUBSIDIARIES

1.  Bio-Pharm Pharmaceutics Services, Inc.

    Authorized Capital Stock                 100 share s Common Stock
    Issued and Outstanding Capital Stock     100 shares Common Stock, held by IBAH, Inc.


2.  Euro Bio-Pharm Clinical Services, Inc.

    Authorized Capital Stock                 100 shares Common Stock
    Issued and Outstanding Capital Stock     100 shares Common Stock, held by IBAH, Inc.


3.  Euro Bio-Pharm, Ltd.

    Authorized Capital Stock                 300,000 ordinary shares, 100 B. ordinary shares
    Issued and Outstanding Capital Stock     16,286 ordinary shares, held by Euro Bio-Pharm
                                                  Holdings, B.V.


4.  Euro Bio-Pharm Clinical Services, GmbH

    Authorized Capital Stock                 100,000 shares
    Fully paid Capital Stock                      100,000 shares, held by Euro Bio-Pharm
Holdings, B.V.


5.  Euro Bio-Pharm Holdings, B.V.
     [Authorized Issued Capital?]            400 shares - authorized
                                             400 shares - held by IBAH, Inc.


6.  The Hardardt Group, Inc.
     [Authorized Issued Capital?]            1,000 shares - authorized
                                             1,000 shares - held by IBAH, Inc.

                                   EXHIBIT K

                             FINANCIAL STATEMENTS

                                   EXHIBIT L

                               ERISA COMPLIANCE

                                     -56-